UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒	Filed by a party other than the registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MIMEDX GROUP, INC.
(Name of registrant as specified in its charter)

Payment of the filing fee (check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

April 29, 2026
Dear Fellow Shareholders:

MiMedx Group, Inc.’s officers and directors invite you to attend our 2026 annual meeting of shareholders (the “Annual Meeting”) to be held via a live webcast, at 9:00 a.m. Eastern Time on June 10, 2026, at www.virtualshareholdermeeting.com/MDXG2026. In order to attend the meeting, you must pre-register at www.proxyvote.com by 5:00 p.m. Eastern time on June 9, 2026.
Included with this letter are the notice of annual meeting of shareholders, a proxy statement detailing the business to be conducted at the Annual Meeting and a proxy card or, if your shares are held in “street name,” a voting instruction form from your broker, bank, or other nominee.
The Annual Meeting will be held for the following purposes:

(1)	To elect seven directors named in the accompanying proxy statement (Proposal 1);
(2)	To approve, on an advisory basis, the Company’s executive compensation (Proposal 2);
(3)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 3); and
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or any postponement thereof.
The Board has fixed 5:00 p.m. Eastern time on April 13, 2026 as the record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting. The Annual Meeting will be conducted in virtual format only (as described in the notice of annual meeting) in order to provide access to our shareholders regardless of geographic location. There is no in-person meeting for you to attend.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES AND FOR EACH OF THE OTHER PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM, AS APPLICABLE.

It is extremely important that your shares be represented and voted at the Annual Meeting. Please vote as soon as possible. You are urged to sign, date, and return the proxy card or voting instruction form, as applicable, in the postage-paid envelope provided to you, or to use the Internet or telephone method of voting described on your proxy card or voting instruction form, as applicable.

If you have any question or need any assistance in voting your shares, please contact the Company’s Head of Investor Relations: Matt Notarianni at 470-304-7291 or mnotarianni@mimedx.com or Broadridge at 844-986-0822 (U.S.) or 303-562-9032 (International).

Sincerely,
/s/ M. Kathleen Behrens
M. Kathleen Behrens
Chairperson of the Board

/s/ Joseph H. Capper
Joseph H. Capper
Chief Executive Officer and Director

MIMEDX GROUP, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 10, 2026

The 2026 annual meeting of shareholders (the “Annual Meeting”) of MiMedx Group, Inc. (the “Company,” “MiMedx,” or “we”) will be held via a live webcast on June 10, 2026, at 9:00 a.m. Eastern time accessible at www.virtualshareholdermeeting.com/MDXG2026. The Company’s board of directors (“Board”) has fixed 5:00 p.m. Eastern time on April 13, 2026 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.
The Annual Meeting is being held for the following purposes:

(1)	To elect seven directors named in the accompanying proxy statement (Proposal 1);
(2)	To approve, on an advisory basis, the Company’s executive compensation (Proposal 2);
(3)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 3); and
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or any postponement thereof.
We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about April 29, 2026.

By Order of the Board of Directors

/s/ William F. Hulse IV
William F. Hulse IV
General Counsel and Chief Administrative Officer
Important notice regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 10, 2026. The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at proxyvote.com.

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2026

This proxy statement (including all appendices attached hereto, this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of MiMedx Group, Inc. (“MiMedx,” the “Company,” “we” or “us”) to be voted at the 2026 annual meeting of shareholders (including any adjournment or postponement thereof, the “Annual Meeting” or the “2026 Annual Meeting”) of the Company to be held in virtual format only on June 10, 2026, at 9:00 a.m. Eastern time at www.virtualshareholdermeeting.com/MDXG2026. The Notice of Annual Meeting of Shareholders, this Proxy Statement (including a proxy card or voting instruction form, as applicable) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) are being first sent or given to our shareholders on or about April 29, 2026. The Company, on behalf of the Board, is soliciting your proxy to vote your shares at the 2026 Annual Meeting in accordance with your instructions. The Notice of Annual Meeting of Shareholders, this Proxy Statement, the 2025 Annual Report, and our form of proxy card are available at www.proxyvote.com.

Our principal executive offices are located at 1775 West Oak Commons Court, NE, Marietta, Georgia, 30062.

INFORMATION ABOUT THE ANNUAL MEETING
1.What is a proxy?
A proxy is your legal designation of another person to vote the shares of MiMedx you own on your behalf.

2.Who is soliciting my proxy?
The Board is soliciting your proxy to vote your shares on the matters before the Annual Meeting on your behalf. The Board has designated William F. Hulse IV and Kendall Lioon (the “Named Proxies”) to vote all shares for which the Company has been appointed to act as proxy at the Annual Meeting. The Named Proxies will vote any properly executed proxy, if received in time and not revoked, at the Annual Meeting in accordance with your directions. The Named Proxies will vote any signed proxy that fails to specify a choice on any proposal to be acted upon at the Annual Meeting in accordance with the Board’s voting recommendations (as described below), and, in the Named Proxies’ discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The following table summarizes the Board’s recommendations with respect to the items of business to be considered at the Annual Meeting:

Item	Description	Board Recommendation
1	Election of directors	FOR the Board nominees
2	Advisory Vote to Approve Executive Compensation	FOR
3	Ratification of Registered Public Accounting Firm	FOR

The Board is not aware of any other matters that are expected to come before the Annual Meeting other than as described in this Proxy Statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Company will be voted with respect thereto at the discretion of the Named Proxies.
3.Who is bearing the costs of the solicitation?
The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board. These expenses will include, among other things, the costs of preparing, assembling, printing and mailing the proxy materials to shareholders of record. Proxies may be solicited through the mail, in person, by telephone or via email.

4.Who can vote at the Annual Meeting?
The record date for determining shareholders eligible to vote at the Annual Meeting is 5:00 p.m. Eastern time on April 13, 2026 (the “Record Date”). Holders of the Company’s common stock, par value $0.001 per share (“Company common stock”) on the Record Date may vote at the Annual Meeting. As of the Record Date, 148,945,731 shares of Company common stock were outstanding and entitled to vote at the Annual Meeting.

5.How do I attend the virtual Annual Meeting? Can I vote and ask questions during the Annual Meeting?
The Annual Meeting will be conducted in virtual format only in order to provide access to all shareholders regardless of geographic location. There is no in-person meeting for you to attend.

You will be able to attend the Annual Meeting online, vote your shares electronically during the meeting, and submit any questions by visiting www.virtualshareholdermeeting.com/MDXG2026.

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to shareholders of the Company as of the close of business on the Record Date and guests of the Company. In order to attend the virtual Annual Meeting, you will need to pre-register by 5:00 p.m. Eastern Time on June 9, 2026. To pre-register for the meeting, please follow these instructions:

Registered Shareholders

Shareholders of record as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.proxyvote.com. Please have your proxy card containing your control number available, and follow the instructions to complete your registration request. After registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 5:00 p.m., Eastern Time, on June 9, 2026.

Beneficial Shareholders

Shareholders whose shares are held through a broker, bank or other nominee as of the Record Date may pre-register to participate in the Annual Meeting remotely by visiting the website www.proxyvote.com.

Please have your Voting Instruction Form or other communication containing your control number available and follow the instructions to complete your registration request. After registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 5:00 p.m., Eastern Time, on June 9, 2026.
If you hold shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the shareholder of record. Beneficial owners who want to attend and also vote at the virtual Annual Meeting will need to obtain a legal proxy, in PDF or Image (.gif, .jpg, or .png) file format, from the organization that holds their shares giving them the right to vote their shares at the Annual Meeting and present it with their online ballot during the meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be listed in the reminder email you will receive the day before the meeting.

Questions on How to Pre-register

If you have any questions or require any assistance with pre-registering, please contact Broadridge at 844-986-0822 (U.S.) or 303-562-9032 (International).

6.How many votes do I have?
Each share of Company common stock you owned as of the Record Date is entitled to one vote for each matter presented at the Annual Meeting and described in this Proxy Statement (including one vote for each director nominee up for election at the Annual Meeting).

You may NOT cumulate votes relating to any matter.

7.What is the difference between holding shares as a “shareholder of record’ and as a “beneficial owner?”
If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares, and the proxy materials are being sent directly to you.

Most holders of Company common stock hold their shares beneficially through a broker, bank or other nominee rather than of record directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares, and you are also invited to attend the Annual Meeting by following the instructions provided by your broker, bank or other nominee.

8.How can I vote my shares?
Shareholders of Record
Shareholders of record may vote their shares or submit a proxy to have their shares voted on their behalf by one of the following methods:

By Internet - Log on through the Internet at www.proxyvote.com and follow the instructions on that site.

By Telephone - Call 1-800-690-6903 and follow the simple voice prompts provided.

By Mail - Complete, sign, date and return the proxy card in the postage-paid envelope included.

During the Virtual Annual Meeting - Shareholders of Record who have pre-registered and logged in at www.virtualshareholdermeeting.com/MDXG2026 may click on the ‘Shareholder Ballot’ link found in the ‘Meeting Links’ section of the webcast to vote during the Annual Meeting.

Beneficial Owners who have pre-registered and logged in at www.virtualshareholdermeeting.com/MDXG2026 may click on the ‘Shareholder Ballot’ link found in the ‘Meeting Links’ section of the webcast to vote during the Annual Meeting. Beneficial owners who want to attend and also vote virtually at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (.gif, .jpg, or .png) file format, from the organization that holds their shares giving them the right to vote their shares virtually at the Annual Meeting and by presenting it with their online ballot during the meeting.

Beneficial Owners
If you are the beneficial owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares.

You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee. Please follow the instructions provided by your broker, bank or other nominee. If you return your voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee.

9.What if I receive more than one proxy or set of proxy materials?
If your shares are held in more than one account, you may receive more than one proxy card or set of proxy materials, and in that case, you can and are urged to vote all of your shares of Company common stock by signing, dating and returning any and all proxy cards and/or voting instruction forms you receive. If you choose to vote by telephone or via the Internet, please vote once for each proxy card and/or voting instruction form you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will count.

10.Can I revoke my proxy or change my vote?
Yes.

Shareholders of Record
A shareholder of record who has properly executed and delivered a proxy may revoke such proxy at any time before the Annual Meeting in any of the following four ways:
•Timely date, sign and return a new proxy card bearing a later date;
•Vote on a later date by using the telephone or Internet;
•Deliver a written notice to our Secretary prior to the Annual Meeting by any means stating that your proxy is revoked; or
•Attend the virtual Annual Meeting and vote in person during the meeting.

Beneficial Owners
If your shares are held of record by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your nominee in accordance with your nominee’s procedures.

11.Will my shares be voted if I do nothing?
No. If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via telephone or the Internet or vote in person during the virtual Annual Meeting.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee) and you do not instruct your broker, bank or other nominee how to vote your shares, then, your broker, bank or other nominee will not have discretionary authority to vote your shares on Proposal 1 (election of directors) or Proposal 2 (advisory vote to approve executive compensation). Brokers will have discretionary authority to vote your shares on Proposal 3 (the ratification of our independent registered public accounting firm) which is considered a “routine” matter. We strongly encourage you to instruct your broker, bank or other nominee to vote your shares by following the instructions provided on the voting instruction form you receive from your broker, bank or other nominee.

YOUR VOTE IS VERY IMPORTANT. To assure that your shares are represented at the Annual Meeting, we urge you to date, sign and return the enclosed proxy card in the postage-paid envelope provided, or vote by telephone or the Internet as instructed on the proxy card, whether or not you plan to attend the virtual Annual Meeting. You can revoke your proxy at any time before the Annual Meeting. If your broker, bank or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker, bank or other nominee is required to vote those shares in accordance with your instructions. We urge you to vote your shares FOR the Board’s nominees (Proposal 1), FOR the advisory vote to approve executive compensation (Proposal 2), and FOR the ratification of our independent registered public accounting firm (Proposal 3).

12.What constitutes a quorum?
A quorum must be present to transact business at the Annual Meeting. For the purposes of the Annual Meeting, the holders of a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at a meeting of shareholders, virtually present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business.

Votes cast virtually in person or by proxy, abstentions and broker non-votes will be considered in the determination of whether a quorum is present at the Annual Meeting. In the absence of a quorum, the chair of the Board or any officer entitled to preside at the Annual Meeting will have the power to adjourn the meeting.

13.What vote is required to approve each matter, and how are the voting results determined?

Item	Description	Vote Required	Abstentions and Broker Discretionary Voting	Page
1	Election of directors	Directors will be elected by a majority of the votes cast by the shares entitled to vote on the election.	Under New York Stock Exchange rules, the matter is considered non-routine so brokers will not have discretion to vote upon the matter in the absence of instructions from the beneficial owner. Abstentions and broker non-votes will have no effect on the outcome of this proposal.	6
2	Advisory vote to approve Executive Compensation	Votes cast FOR by the holders of shares represented at the meeting and entitled to vote on the matter must exceed the votes cast AGAINST	Under New York Stock Exchange rules, the matter is considered non-routine so brokers will not have discretion to vote upon the matter in the absence of instructions from the beneficial owner. Abstentions and broker non-votes will have no effect on the outcome of this proposal.	35
3	Ratification of the Independent Registered Public Accounting Firm	Votes cast FOR by the holders of shares represented at the meeting and entitled to vote on the matter must exceed the votes cast AGAINST	Under New York Stock Exchange rules, the matter is considered routine so brokers will have discretion to vote upon the matter in the absence of instructions from the beneficial owner. Therefore, we do not expect any broker non-votes on this proposal.	41

Under our governance documents, in the event an incumbent director fails to receive a majority of the votes cast, the incumbent director must promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept or reject such resignation, or what other action should be taken, within 100 days from the date of the certification of election results.

14.How do I find out the results of the vote?
The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Current Report on Form 8-K filed with the SEC. You can access our Current Reports on Form 8-K and the other reports we file with the SEC at our website at https://investors.mimedx.com or at the SEC’s website at www.sec.gov. The information provided on these websites is for informational purposes only and is not incorporated by reference into this Proxy Statement.

15.Am I entitled to appraisal or dissenters’ rights with respect to any proposal presented in this Proxy Statement?
No. Under applicable law, shareholders are not entitled to appraisal or dissenters’ rights with respect to matters to be acted upon at the Annual Meeting.

16.Whom should I call with questions about the Annual Meeting?
If you have any question or need any assistance in voting your shares, please contact the Company’s Head of Investor Relations: Matt Notarianni at 470-304-7291 or mnotarianni@mimedx.com or Broadridge at 844-986-0822 (U.S.) or 303-562-9032 (International).

Important Cautionary Statement

This Proxy Statement includes forward-looking statements. Forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “goal,” “outlook,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, the reimbursement environment (particularly given the rule updates issued to Medicare reimbursement policy for skin substitutes effective January 1, 2026) and many other factors; (ii) the Company may change its plans due to unforeseen circumstances; (iii) the results of scientific research are uncertain and may have little or no value; (iv) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (v) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; and (vi) we may alter the timing and amount of planned expenditures for research and development based regulatory developments. The Company describes additional risks and uncertainties in the Risk

Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this report and the Company assumes no obligation to update any forward-looking statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board has nominated Joseph H. Capper, James L. Bierman, William A. Hawkins, III, M.D., K. Todd Newton, Tiffany Olson, Dorothy Puhy, and Martin P. Sutter to be elected as directors at the Annual Meeting for a term expiring at the 2027 annual meeting of shareholders, and in each case until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. M. Kathleen Behrens, PHD and Cato T. Laurencin, MD are not standing for re-election and therefore their terms as directors will expire at the Annual Meeting, at which time the board size will be reduced to seven members.

Each nominee was recommended by the Board’s Nominating and Governance Committee for re-election and has agreed to serve, if elected. Although we do not know of any reason why any of the nominees might become unavailable to serve, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board. Please see the biographies below for Mr. Capper, Mr. Bierman, Mr. Hawkins, Mr. Newton, Ms. Olson, Ms. Puhy, and Mr. Sutter which include a description of their respective qualifications, experience, attributes, and skills.

Joseph H. Capper, 62. Mr. Capper joined the Company as its Chief Executive Officer and member of the Board in January 2023. Mr. Capper has over 30 years of MedTech and Life Sciences experience. He was most recently the CEO of BioTelemetry, Inc. from 2010 to 2021 and prior to joining BioTelemetry, Mr. Capper served as President and CEO of both Home Diagnostics and CCS Medical. Mr. Capper brings with him a wealth of commercial experience, having held several leadership roles earlier in his career during the decade he spent with Bayer AG. Additionally, Mr. Capper was an officer in the U.S. Navy serving with distinction as a naval aviator. Mr. Capper has served on the board of directors of Anika Therapeutics, Inc., since May 2024. He received his undergraduate degree in Accounting from West Chester University and MBA in International Finance from George Washington University. Mr. Capper was nominated to serve as a director because of his executive experience with companies in the medical technology industry as well as his position as the Company’s Chief Executive Officer.

James L. Bierman, 73. Mr. Bierman served as President and Chief Executive Officer, and as a member of the board of directors, of Owens & Minor, Inc. (NYSE: OMI), a Fortune 500 company and a leading distributor of medical and surgical supplies, from September 2014 to June 2015. Previously, he served in various other senior roles at Owens & Minor, including President and Chief Operating Officer from August 2013 to September 2014, Executive Vice President and Chief Operating Officer from March 2012 to August 2013, Executive Vice President and Chief Financial Officer from April 2011 to March 2012, and Senior Vice President and Chief Financial Officer from June 2007 to April 2011. Earlier in his career, Mr. Bierman served as Executive Vice President and Chief Financial Officer at Quintiles Transnational Corp. (formerly Nasdaq: QTRN). Quintiles was a market leader in providing product development and commercialization solutions to the pharmaceutical, biotech, and medical device industries. Before joining Quintiles, Mr. Bierman was a partner with Arthur Andersen LLP from 1988 to 1998. Mr. Bierman currently serves on the board of directors of Tenet Healthcare Corporation (NYSE: THC), a Fortune 500 company and a diversified healthcare services company operating more than 600 facilities, acute care hospitals and outpatient centers, throughout the United States. Mr. Bierman recently served as an independent director of Novan, Inc. (formerly Nasdaq: NOVN), a medical dermatology company primarily focused on researching, developing, and commercializing innovative therapeutic products for skin diseases. Mr. Bierman also recently served as an independent director of KL Acquisition Corp. (formerly Nasdaq:KLAQU), where he was chairman of the board’s audit committee. The company was an incorporated blank check company (SPAC) whose business purpose was to effect a merger or similar business combination with one or more businesses or entities. Mr. Bierman previously served as Lead Independent Director on the board of directors of Team Health Holdings, Inc. (formerly NYSE: TMH). Team Health is one of the largest suppliers of outsourced healthcare professional staffing and administrative services to hospitals and other healthcare providers in the United States. Mr. Bierman earned his B.A. from Dickinson College and his M.B.A. at Cornell University’s Johnson Graduate School of Management. Mr. Bierman has served on the Board since June 2019 and was nominated as a director because of his substantial operational and financial experience in the healthcare sector.

William A. Hawkins, III, 72. Mr. Hawkins serves as a Senior Advisor to EW Healthcare Partners, a healthcare focused growth equity firm. Mr. Hawkins is the former Chairman and CEO of Medtronic, Inc., a global leader in medical technology. He was at Medtronic from 2002 until 2011. After retiring from Medtronic, he served as President and Chief Executive Officer of Immucor, Inc., a private equity backed global leader in transfusion and transplant medicine from October 2011 to July 2015. From 1998 to 2001 Mr. Hawkins served as President and Chief Executive Officer of Novoste Corporation (Nasdaq: NOVST), an interventional cardiology company. Prior to that, Mr. Hawkins served in a variety of senior roles at American Home Products, a consumer, pharma and medical device company, Johnson & Johnson, a healthcare company, Guidant Corporation, a medical products company, and Eli Lilly and Company, a global pharmaceutical company. Mr. Hawkins also serves as a director of Biogen Inc. (Nasdaq: BIIB), a biopharmaceutical company; as Chairman of Bioventus Inc. (Nasdaq: BVS), a global leader of innovations for active healing; and Cirtec, Virtue Labs, Enterra, and Baebies, Inc., all of which are life science companies. He previously served on the board of Thoratec

Corporation and Avanos (NYSE:AVNS). Mr. Hawkins is a Duke University Board of Trustees Emeriti and is past Chair of the Duke University Health System. Mr. Hawkins was elected as a member of the AIMBE College of Fellows and the National Academy of Engineering. He has a dual B.S.E.E. degree in Electrical and Biomedical Engineering from Duke University and a M.B.A. from the University of Virginia’s Darden School of Business. Mr. Hawkins has served on the Board since July 2020 and was nominated to serve as a director because of his significant leadership experience as a chief executive officer, significant knowledge of, and experience in, the healthcare industry and significant international experience. He also has extensive governance and public company board experience. He was originally appointed to serve as a nominee of the EW Purchaser.

K. Todd Newton, 63. Mr. Newton has served on the Board since June 2019 and was the interim Chief Executive Officer of MiMedx from September 2022 through January 2023. Mr. Newton has been an Operating Partner at One Equity Partners, a middle market private equity firm, since November 2025. Mr. Newton served as Chief Executive Officer of Restorix Health from February 2023 to June 2024 and was a member of its board of directors from 2021 to 2024. Mr. Newton previously served as Chief Executive Officer and as a member of the board of directors of Apollo Endosurgery, Inc. (Nasdaq: APEN), a medical device company, from July 2014 until March 2021. Earlier in his career, Mr. Newton served as Executive Vice President, Chief Financial Officer and Chief Operating Officer at ArthroCare Corporation (formerly Nasdaq: ARTC), a medical device company, from 2009 to June 2014. Prior to that, Mr. Newton served in a number of executive officer roles, including President and Chief Executive Officer and as a director, at Synenco Energy, Inc., a Canadian oil sands company, from 2004 until 2008. Mr. Newton was a Partner at Deloitte & Touche LLP, a professional services network and accounting organization, from 1994 to 2004. Mr. Newton holds a B.B.A. in accounting from the University of Texas at San Antonio. Mr. Newton has served on the Board since June 2019 and was nominated as a director because of his significant experience in the medical device sector as well as strong executive leadership experience.

Tiffany Olson, 66. Ms. Olson currently serves as a board member for one other public company, Castle Biosciences. She also serves on the board of Langham Logistics, a privately held growth-stage company. Since September 2023 she has been a partner with Trusted Health Advisors consulting on innovative diagnostics. From July 2013 to October 2021, Ms. Olson served as President of Nuclear & Precision Health Solutions at Cardinal Health, Inc., a multinational health care services company. From 2011 to 2013, Ms. Olson served as President of NaviMed, a consulting firm focused exclusively on the healthcare industry. From 2009 to 2011, Ms. Olson led Diagnostics at Eli Lilly and Company. From 2005 to 2008, Ms. Olson served as the CEO and President of Roche Diagnostics Corporation, where from 1997 to 2005 she held various roles of increasing responsibility. Ms. Olson holds an MBA from the University of St. Thomas, St. Paul, Minnesota, and a Bachelor of Science, Business degree from the University of Minnesota. Ms. Olson has served on the Board since March 2024 and was nominated as a director because of her executive and commercial experience in the healthcare industry.

Dorothy Puhy, 74. Ms. Puhy previously held board positions at Abiomed, Azenta, Eaton Vance, Reebok, and other non-public companies. From 1994 until her retirement in 2019, she held several executive leadership positions, including CFO and EVP, COO of Dana-Farber Cancer Institute. Prior to Dana-Farber Cancer Institute, she served as EVP, CFO of New England Medical Center (now Tufts Medical Center). Ms. Puhy earned her Master of Business Administration from the Wharton School and received a Bachelor of Arts degree from the University of Pennsylvania. Ms. Puhy has served on the Board since March 2024 and was nominated as a director because of her executive and financial expertise and experience in the healthcare industry.

Martin P. Sutter, 71. Since 1985, Mr. Sutter has been the Founding Partner and Managing Director of EW Healthcare Partners (previously known as Essex Woodlands Health Ventures), a healthcare-focused growth equity firm. Mr. Sutter has been directly involved with more than 30 of EW Healthcare Partners’ portfolio company investments. Educated in chemical engineering and finance, Mr. Sutter has more than 35 years of management experience in operations, marketing, finance and venture capital. Mr. Sutter holds a Bachelor of Science degree from Louisiana State University and a Master of Business Administration from the University of Houston. He currently serves on the Board of Bioventus LLC and is the Chair of the Board of Prolacta Bioscience. He previously served on the boards of directors of the following EW Healthcare Partners’ portfolio investments: Abiomed, Inc. (acquired by Johnson & Johnson), ATS Medical (acquired by Medtronic, Inc.); BioForm Medical (acquired by Merz GmbH & Co KGaA); LifeCell (later acquired by Kinetic Concepts); St. Francis Medical (acquired by Kyphon, Inc./Medtronic, Inc.); Confluent Surgical (acquired by Tyco International/Covidien); and Rinat Neurosciences (acquired by Pfizer, Inc.). Mr. Sutter has served on the Board since July 2020 and was nominated as a director because of his in-depth knowledge of the medical device industry, his skills as an investor in developing medical device companies, his extensive board experience and his position as a representative of a large shareholder in our Company qualify him to serve as a member of our Board of Directors. He was originally appointed to serve as a nominee of the EW Purchaser.

Vote Required
The seven director nominees will be elected by a majority of the votes cast by the shares entitled to vote on the election of directors.

Under our governance documents, in the event an incumbent director fails to receive a majority of the votes cast, the incumbent director must promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The

Board, taking into account the recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept or reject such resignation, or what other action should be taken, within 100 days from the date of the certification of election results.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. CAPPER, MR. BIERMAN, MR. HAWKINS,
MR. NEWTON, MS. OLSON, MS. PUHY, AND MR. SUTTER.
BOARD OF DIRECTORS
Information Concerning Our Board of Directors
Set forth below is certain information regarding our current directors as of April 30, 2026. There are no family relationships among any of our directors, director nominees, or executive officers.

Name	Age	Since	Tenure	Independent
M. Kathleen Behrens*	73	2019	6	✔
Joseph H. Capper	62	2023	2
James L. Bierman	73	2019	6	✔
William A. Hawkins, III	72	2020	5	✔
Cato T. Laurencin*	67	2020	4	✔
K. Todd Newton	63	2019	6	✔
Tiffany Olson	66	2024	1	✔
Dorothy Puhy	74	2024	1	✔
Martin P. Sutter	71	2020	4	✔
*Dr. Behrens and Dr. Laurencin are not standing for re-election.

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Ethics and Compliance Committee
James L. Bierman*	K. Todd Newton*	Martin P. Sutter*	William A. Hawkins, III*
M. Kathleen Behrens	Tiffany Olson	M. Kathleen Behrens	Cato T. Laurencin
Dorothy Puhy	Martin P. Sutter	Cato T. Laurencin	K. Todd Newton
* = Chair
Set forth below is information concerning the relevant skills of each of our current directors.

Skills and Experiences
Director	Leadership	Public Company Board	Industry Knowledge	Sales or Marketing	Public Policy or Regulation	Clinical Background	Reimbursement or Market Access
M. Kathleen Behrens*	x	x	x		x		x
Joseph H. Capper	x	x	x	x	x		x
James L. Bierman	x	x	x	x
William A. Hawkins, III	x	x	x	x	x		x
Cato T. Laurencin*	x	x	x		x	x	x
K. Todd Newton	x	x	x	x			x
Tiffany Olson	x	x	x	x	x		x
Dorothy Puhy	x	x	x		x		x
Martin P. Sutter	x	x	x	x	x		x
Set forth below is a summary of each director’s committee memberships:

Committee
Director	Audit	Compensation	Ethics & Compliance	Nominating & Corporate Governance
M. Kathleen Behrens	Member			Member
Joseph H. Capper
James L. Bierman	Chair
William A. Hawkins, III			Chair
Cato T. Laurencin			Member	Member
K. Todd Newton		Chair	Member
Tiffany Olson		Member
Dorothy Puhy	Member
Martin P. Sutter		Member		Chair

EW Purchaser Board Nomination Rights
On July 2, 2020, in connection with the sale of the Company’s previously outstanding Series B Preferred Stock to Falcon Fund 2 Holding Company, L.P. (the “EW Purchaser”), an affiliate of EW Healthcare Partners, the Company agreed that, for so long as the EW Purchaser beneficially owns (i) at least 10% of the total number of outstanding shares of Company common stock (calculated on a fully-diluted basis), the EW Purchaser has the right to select two individuals that the Company must include among its nominees to serve on our Board and (ii) at least 5% but less than 10% of the total number of outstanding shares of Company common stock (calculated on a fully-diluted basis), the EW Purchaser has the right to select one individual that the Company must include among its nominees to serve on the Board (such designated directors, the “EW Nominees”). Martin P. Sutter and William A. Hawkins, III were appointed to our Board on July 2, 2020 pursuant to the EW Purchaser’s rights and are now the EW Nominees nominated for election at the Annual Meeting.

Director Independence

The Company’s common stock is listed on Nasdaq. Nasdaq requires that a majority of the Company’s directors be “independent directors,” as defined in Nasdaq Marketplace Rule 5605. Generally, a director does not qualify as an independent director if, among other reasons, the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that eight of the Company’s nine current directors are “independent directors” on the basis of Nasdaq’s standards and a review of each director’s responses to questionnaires asking about any material relationships or affiliations with us. Six of the seven directors standing for re-election at the 2026 meeting are “independent directors.”

Board Leadership Structure and Lead Director

The Board has been led by an independent Chair since July 2018. Pursuant to the Bylaws, the Chair of the Board must be a non-employee who is an “independent director” as defined by Rule 5605 of the Nasdaq Listing Rules. Dr. Behrens was appointed Chair of the Board following her election in June 2019 and currently serves in that role. The Board does not currently have a lead independent director since the Chair is independent. The Board intends to appoint a new Chair of the Board following the Annual Meeting.

The Company believes that the current separation of the CEO and Chair of the Board provides a more effective monitoring and objective evaluation of management and is appropriate given the characteristics and current circumstances of the Company.

Board Risk Oversight

The Board as a whole is responsible for overseeing the Company’s risk exposure as part of determining a business strategy that generates long-term shareholder value. Each of the Board’s standing committees focuses on risk areas associated with its area of responsibility. The Board believes its leadership structure discussed above supports a risk oversight function that enhances a unified leadership through a single person and allows for effective input from our independent Board members, all of whom are fully engaged in Board deliberations and decisions. The Board and its committee members communicate and interact with senior management at Board and committee meetings and on an ad hoc basis outside meetings on a frequent basis.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that provide a framework for fulfillment of the Board’s corporate governance duties and responsibilities, taking into consideration certain corporate governance best practices, recent developments and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including director independence requirements, share ownership guidelines, Board responsibilities, Board and committee service limitations, and meetings of non-management directors. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, under the heading “Corporate Governance.”

Proxy Access

The Company’s Bylaws provide for proxy access, which allows a shareholder or group of up to 20 shareholders (such shareholder or shareholder group, an “Eligible Shareholder”) that has maintained continuous qualifying ownership of at least 3% of the issued and outstanding Company common stock for at least the previous three years to nominate and include up to a specified number of proxy access nominees in the Company’s proxy materials for its annual meeting of shareholders provided that the Eligible Shareholder and proxy access nominee(s) satisfy the requirements of the Bylaws. The maximum number of proxy access nominees that the Company will be required to include in its proxy materials in any year will not exceed the greater of (i) two (2) or (ii) 20% of the directors in office on the last day on which a nomination could be submitted (rounded down to the nearest whole number). Each Eligible Shareholder seeking to include a proxy access nominee in the Company’s proxy materials will be required to provide certain information to the Company specified in the Bylaws.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, a copy of which is on our website at https://www.mimedx.com/code-of-business-conduct-ethics/. Any amendments to or waivers of the Code of Business Conduct and Ethics that require disclosure under applicable law or listing standards will be disclosed on our website at www.mimedx.com.
Committees of the Board and Number of Meetings

During the year ended December 31, 2025, there were seven meetings of the Board. In addition to single purpose committees established from time to time to assist the Board with particular tasks, the Board has the following standing committees: an Audit Committee; a Compensation Committee; a Nominating and Corporate Governance Committee; and an Ethics & Compliance Committee. In 2025, each incumbent director attended 100% of the aggregate of all meetings of the Board held while he or she was a director and any committees on which that director served. Although we do not have a formal policy, we strongly encourage each of our directors to attend our annual meetings of shareholders. All of our current directors attended the Company’s 2025 annual meeting of shareholders.

Audit Committee

The following directors served on the Audit Committee in 2025: James L. Bierman (Chair), Dr. M. Kathleen Behrens, and Ms. Dorothy Puhy, each of whom satisfies both Nasdaq’s and the SEC’s independence standards for audit committee members. The Board has determined Mr. Bierman, Ms. Puhy and Dr. Behrens are each an “audit committee financial expert” as that term is defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee held seven meetings during the year ended December 31, 2025.

The current charter for the Audit Committee is posted on the Company’s website at https://investors.mimedx.com/corporate-governance/highlights.

The Audit Committee’s charter requires that it be comprised of not less than three members of the Board, each of whom must, as determined by the Board, (a) meet the independence and experience requirements under the rules and regulations of the SEC and the rules and regulations, as applicable, of the Nasdaq Stock Market; (b) not have participated in the preparation of financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (c) be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement; and (d) be free of any relationship that, in the opinion of the Board, would interfere with the member’s independent judgment. The Company’s Corporate Governance Guidelines require that at least two members of the Audit Committee have a financial background that would qualify each of them as an “audit committee financial expert” as that term is defined by in Item 407(d)(5)(ii) of Regulation S-K.

The primary purpose of the Audit Committee is to assist the Board in its duty to oversee the Company’s accounting and financial reporting processes, and the audits of the Company’s financial statements, and the Company’s internal controls over financial reporting.

The Audit Committee’s charter requires that it, among other things:
•oversee and monitor the activities of Company management, independent registered public accounting firm and internal audit function with respect to the Company’s accounting and financial reporting processes;
•take reasonable steps to confirm the integrity, accuracy, completeness, and timeliness of the Company’s financial statements and related public filings and disclosures, including reviewing and discussing with management, the Company’s independent auditors and internal audit function, the Company’s annual audited financial statements, quarterly financial statements, any Company financial statements contained in other periodic reports filed with the SEC, and any earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;
•review and discuss with the Company’s independent auditors the Company’s audit findings and discuss with the independent auditors those matters required to be discussed by applicable requirements as may be imposed by the Public Company Accounting Oversight Board (“PCAOB”);
•take responsibility for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged for the purpose of preparing or issuing audit reports or performing other audit, review or attest services and ensure that each such registered public accounting firm reports directly to the Audit Committee;
•recommend to the Board policies for the Company’s hiring of employees or former employees of the independent registered public accounting firm;
•establish policies and procedures for the engagement of the independent auditors to provide permitted non-audit services;
•review with the Company’s independent auditors, internal auditors, and management the adequacy of the Company’s internal financial controls and reporting systems, including, but not limited to, those related to inventory control and revenue recognition;
•review and discuss with management and the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit, including, but not limited to, those related to inventory control and revenue recognition; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and management;
•provide, as part of any proxy statement filed pursuant to SEC regulations, any Audit Committee report required by SEC regulations;
•establish procedures for the receipt, retention and treatment of complaints or concerns received by the Company regarding accounting, internal controls or auditing matters;
•review and pre-approve related party transactions with reporting persons specified in Section 16 of the Exchange Act for potential conflicts of interest and review and approve related party transactions; and
•conduct an annual review of the Audit Committee’s performance, annually review and reassess the adequacy of the Audit Committee charter and make recommendations to the Board with respect and changes to the Audit Committee charter.

In fulfilling its duties in 2025, the Audit Committee met with management periodically to consider the adequacy of the Company’s internal control over financial reporting.

The Audit Committee is authorized to delegate responsibilities to subcommittees or the Chair of the Audit Committee as necessary or appropriate.

The Board expects to appoint new members to the Audit Committee after the Annual Meeting.

Compensation Committee

The following directors serve on the Compensation Committee: K. Todd Newton (Chair), Martin P. Sutter, and Tiffany Olson, each of whom satisfies both Nasdaq’s and the SEC’s independence standards for compensation committee members. The Compensation Committee held four meetings during the year ended December 31, 2025.

The current charter for the Compensation Committee is posted on the Company’s website at https://investors.mimedx.com/corporate-governance/highlights. The Compensation Committee must be comprised of at least three directors, each of whom must be independent.

The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to the compensation of the Company’s executive officers. The Compensation Committee has overall responsibility for evaluating and approving the Company’s equity compensation plans, policies and programs for all levels within the Company, and certain other compensation programs, including for the named executive officers (the “NEOs”) identified in the Compensation Discussion and Analysis (“CD&A”) section below.

The Compensation Committee’s charter requires that it, among other things:
•annually review and determine the annual compensation, including amounts and terms of base salary, bonus, incentive compensation, perquisites and all other compensation for the Company’s executive officers, and recommend their annual compensation for approval by the Board;
•annually evaluate the performance of the Company’s Chief Executive Officer;
•annually review and determine the compliance of the Company’s executive officers with the stock ownership guidelines applicable to them and report such compliance to the Board;
•prepare an annual Compensation Committee report as required by SEC rules to be included in the Company’s proxy statement or annual report on Form 10-K;
•annually review executive compensation strategies and equity programs, and supplemental executive benefits programs (if any) not provided to all eligible employees generally;
•recommend to the Board the compensation for directors (including retainer, committee and committee chair fees, stock incentive awards, and other similar items, as appropriate);
•review, and recommend to the Board that it approve, employment agreements, severance arrangements, and change in control agreements and provisions, as well as any related special supplemental benefits, for the executive officers;
•review and make recommendations to the Board with respect to the adoption and amendment of equity-based plans, and establish criteria for the terms of awards granted to participants under such plans.
•review and approve proposed equity grants for all participants other than executive officers, and review and recommend for approval by the Board proposed equity grants for executive officers;
•review and recommend for approval by the Board incentive-based cash compensation plans for the CEO, executive officers and other executives reporting directly to the CEO. Establish criteria for the terms and measurements of incentives earned under such plans;
•oversee management’s efforts to monitor and improve the engagement of the Company’s human resources;
•review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk;
•annually receive and review reports of the Ethics and Compliance Committee, including with respect to the Chief Executive Officer, Chief Financial Officer, and the Chief Compliance Officer;
•review, adopt and amend compensation recoupment policies, related agreements, and other policies and procedures, including with respect to termination of officers who participate in violations of law or disregard supervisory responsibilities with respect thereto;
•oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of executive compensation matters and the disclosure of compensation related actions, including advisory votes on executive compensation and the frequency of such votes, and consider the results of such votes; and
•review and recommend to the Board the appointment or removal, including severance arrangements, of each officer of the Company within the meaning of Section 16 of the Exchange Act.

The Compensation Committee is authorized to delegate responsibilities to subcommittees of the Compensation Committee as necessary or appropriate.

Nominating and Corporate Governance Committee

The following directors served on the Nominating and Corporate Governance Committee in 2025: Martin P. Sutter (Chair), Dr. M. Kathleen Behrens, and Dr. Cato Laurencin, each of whom satisfied Nasdaq’s independence standards. The Nominating and Corporate Governance Committee held three meetings during the year ended December 31, 2025.

The Board expects to appoint new members to the Nominating and Corporate Governance Committee after the Annual Meeting..

The current charter for the Nominating and Corporate Governance Committee is posted on our website at https://investors.mimedx.com/corporate-governance/highlights. The Nominating and Corporate Governance Committee must be comprised of at least two directors, each of whom must be independent.

The primary purposes of the Nominating and Corporate Governance Committee are to make recommendations to the Board concerning the composition and structure of the Board, identify individuals qualified to become Board members, recommend to the Board the director nominees for the next annual meeting of shareholders and in the event of any vacancies on the Board, develop and recommend to the Board a set of corporate governance principles applicable to the Company.

The Nominating and Corporate Governance Committee’s charter requires that it, among other things:
•annually present to the Board a list of individuals who meet the criteria for Board membership, recommend such individuals for nomination for election to the Board at the annual meeting of shareholders and consider suggestions received from shareholders regarding director nominees in accordance with any procedures adopted from time to time by the Nominating and Corporate Governance Committee and pursuant to the Corporate Governance Guidelines;
•evaluate and report to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interests of the Company’s shareholders including an assessment of the Board’s compliance with general corporate governance guidelines and identification of areas in which the Board could improve its performance;
•review shareholder proposals relating to corporate governance and other matters and recommend to the Board the Company’s response to such proposals, as required or advisable;
•consider and recommend to the Board the optimum size, classifications, terms of office of nominees, members and criteria for Board and committee membership;
•recommend the functions of the various committees of the Board, the members of the committees and the chairs of the committees;
•annually conduct a review of the Nominating and Corporate Governance Committee’s performance and annually review the self-evaluations by the other committees of the Board and report to the Board on the conclusions reached with respect to the performance of the other committees of the Board;
•recommend the functions of the various committees or subcommittees of the Board, the members of the committees or subcommittees, and the chairpersons of the committees or subcommittees;
•assist the full Board in determining the independence of its members and nominees at least annually;
•review and make recommendations to the Board concerning the adoption of corporate governance policies and principles for the Company;
•review and recommend to the Board proposed changes to the Company’s Articles and Bylaws, as required or advisable;
•ensure compliance with and routinely review and update the Corporate Governance Guidelines;
•make recommendations to the Board concerning orientation, training, and continuing education of members of the Board and various committees or subcommittees of the Board; and
•annually, at the Nominating Committee’s meeting coincident with the Company’s annual meeting of shareholders, review and determine the compliance of the Company’s directors with the Stock Ownership Guidelines applicable to directors, and report such compliance to the full Board.

The Nominating and Corporate Governance Committee is authorized to delegate responsibilities to subcommittees of the Nominating and Corporate Governance Committee as necessary or appropriate.

Ethics and Compliance Committee

The following directors served on the Ethics and Compliance Committee in 2025: William A. Hawkins (Chair), Dr. Cato T. Laurencin, and K. Todd Newton. Each of the Committee members meets the independence requirements of the Nasdaq rules for independence. The Ethics and Compliance Committee held four meetings during the year ended December 31, 2025.

The current charter for the Ethics and Compliance Committee is posted on our website at https://investors.mimedx.com/corporate-governance/highlights. The Ethics and Compliance Committee is required to be comprised of at least three directors, all of whom must be independent, and at least one of whom must have a substantial compliance background.

The principal role of the Ethics and Compliance Committee is to assist the Board in its duty to oversee the Company’s establishment and management of its corporate ethics and compliance program. In establishing this Ethics and Compliance Committee, the Board recognizes that healthcare fraud and abuse laws and regulations are complex and subject to evolving interpretation and enforcement discretion, which may affect the Company’s ability to operate. The Ethics and Compliance Committee’s charter requires that it, among other things:
•oversee and monitor the activities of Company management and pertinent outside consultants, including distributors of the Company’s products, with respect to the Company’s establishment and management of its corporate ethics and compliance program;
•oversee the efforts of the Chief Compliance Officer, including:
◦approve of decisions regarding the appointment and removal of the Chief Compliance Officer;
◦review the budget, resource plan and organizational structure of the Compliance function;
◦review the Company’s efforts that demonstrate the Company’s commitment to the elements of an effective ethics and compliance program as initially outlined in the Federal Sentencing Guidelines for Organizations and refined over time; and review the Company’s efforts that demonstrate the Company’s commitment to the elements of an effective ethics and compliance program as initially outlined in the Federal Sentencing Guidelines for Organizations and refined over time; and
◦review the performance of the Chief Compliance Officer and concur with any changes to his or her compensation;
•receive reports and complaints regarding officers and directors, oversee investigations into any such reports, and present findings and recommendations regarding any appropriate disciplinary or other remedial actions to the Board;
•assess on an annual basis regarding certain executive officer’s contribution to the Company’s culture of ethics and compliance with applicable laws, rules, and regulations;
•review any pre-approval requests for waivers of compliance with the Company’s Code of Conduct; and
•conduct an annual review of the Committee’s performance.

The Ethics and Compliance Committee is authorized to delegate responsibilities to subcommittees of the Ethics and Compliance Committee as necessary or appropriate.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board of Directors.

Evaluation of Director Candidates

The Nominating and Corporate Governance Committee seeks to recommend qualified individuals to become members of the Board, and takes into consideration such factors as it deems appropriate based on current needs. The Board considers many factors when evaluating the suitability of, and selecting, individual director nominees, including, but not limited to, the following criteria applicable to all director nominees: (i) a commitment to the Company’s basic beliefs as set forth in the Company’s Code of Business Conduct and Ethics; (ii) integrity, intelligence and strength of character; (iii) reputations, both personal and professional, consistent with the image and reputation of the Company; (iv) strong leadership skills; (v) the ability to exercise sound business judgment; (vi) relevant expertise and experience, including educational or professional backgrounds, and an ability to offer advice and guidance to management of the Company based on that expertise and experience; (vii) a general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today’s business environment; (viii) relevant regulatory experience; (ix) independence and decision-making ability; (x) interpersonal skills; (xi) community activities and relationships; (xii) the interrelationship between the candidate’s experience and business background and other Board members’ experience and business background; and (xiii) a willingness to commit the necessary time and effort to attend and participate in Board meetings and related Board activities, and also to ensure an active Board whose members work well together. The Board composition is also subject to the requirements set forth in our Corporate Governance Guidelines.

Although the Nominating and Corporate Governance Committee has not established a specific policy for consideration of diversity in its nominating process, one of its goals is to foster diversity and inclusion on the Board.

Procedures by which Security Holders May Nominate Individuals for Election to the Board

To nominate a person for election as a director at an annual meeting of shareholders, the Company’s Bylaws require that timely notice of the nomination in proper written form, including all required information as specified in the Bylaws, be mailed to the Secretary, at MiMedx Group, Inc., 1775 West Oak Commons Court, NE, Marietta, Georgia 30062. The Nominating and Corporate Governance Committee will consider for nomination candidates recommended by shareholders on the same basis as candidates recommended by members of the Board or other sources. Any proposed director candidate must satisfy the criteria for Board membership set forth in the charter of the Nominating and Corporate Governance Committee or otherwise approved by the Nominating and Corporate Governance Committee and the Board from time to time.
Shareholder Communications with the Board

Shareholders may communicate with the Board, or individual directors, by sending such communications in writing to: MiMedx Group, Inc., Board of Directors, c/o Secretary, 1775 West Oak Commons Court, NE, Marietta, Georgia 30062.

The Secretary will review each shareholder communication. The Secretary will forward to (i) the entire Board, (ii) the non-management members of the Board, if so addressed, or (iii) the members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility, each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by other shareholders generally.

Environmental, Social and Governance (“ESG”) Initiatives
In an effort to deliver long-term value to all of our stakeholders, we incorporate environmental, social, and governance (“ESG”) objectives that are relevant to our business. These ESG objectives are informed by a combination of feedback from our stakeholders as well as leading ESG frameworks, such as the Sustainability Accounting Standards Board (“SASB”) Medical Equipment & Supplies standards, under the oversight of our Board of Directors.

We believe that complying with all applicable Environmental, Health, and Safety (“EHS”) laws and regulations is foundational to our ability to serve our patients while building our business and we are committed to establishing measurable goals and objectives to continuously improve our EHS programs, track company progress, and communicate the results. We remain committed to monitoring ESG-related insights as we continue to grow our business.

EXECUTIVE OFFICERS

The following persons currently serve as our executive officers:

Joseph H. Capper, 62. Mr. Capper became the Company’s Chief Executive Officer in January 2023. The biography for Mr. Capper can be found under the heading “Proposal 1 – Election of Directors” above.

Doug Rice, 60. Mr. Rice was appointed Chief Financial Officer in July 2023. From April 2015 to January 2023, Mr. Rice served as Chief Financial Officer of Orthofix Medical (NASDAQ: OFIX), a leading global spine and orthopedics company. Prior to Orthofix, Mr. Rice was also Chief Financial Officer at Vision Source, held several finance leadership roles, including at McAfee and Concentra, and started his career at PricewaterhouseCoopers. Mr. Rice is a Certified Public Accountant and received his BBA with honors and his MBA from Southern Methodist University.

William F. “Butch” Hulse IV, 52. Mr. Hulse was appointed General Counsel and Chief Administrative Officer in April 2022. He joined the Company as General Counsel and Secretary in December 2019. Prior to joining the Company, Mr. Hulse was a member of Dykema Gossett, PLLC, a national law firm since 2017, where he focused on representing life science companies. His practice included acting as outside general counsel for life sciences companies and advising such companies on a wide array of topics and industry specific matters. Prior thereto, he was with Acelity, LP, Inc. (formerly Kinetic Concepts, Inc.), a global medical technology company with leadership positions in advanced wound care, surgical solutions and regenerative medicine, from 2008 to 2017 in a variety of roles of increasing responsibility. From 2013 to 2017, he served as Acelity’s Chief Compliance Officer and Senior Vice President for Enterprise Risk Management, Quality, and Regulatory. Prior to that, he served as Division General Counsel for Acelity’s advanced wound care business unit and as Associate General Counsel for litigation and investigation matters as well as employment matters. Mr. Hulse holds a Bachelor of Arts from Angelo State University and a J.D. from the Baylor University School of Law.

Kimberly Maersk-Moller, 59. Ms. Maersk-Moller was promoted to Chief Commercial Officer in June 2024 after serving as the Company’s Senior Vice President, Sales since August 2020. Prior to that, Ms. Maersk-Moller served as Vice President Sales at 3M from January 2020 to August 2020 after its acquisition of Acelity, where she had held sales leadership roles of increasing responsibility since 2004. She brings significant sales leadership experience, clinical knowledge and understanding of the Advanced Wound Care marketplace to her role. With more than 25 years of experience in sales roles with increasing responsibility, Ms. Maersk-Moller has managed national sales teams and executed on strategic growth initiatives for leading healthcare companies, including 3M and its subsidiaries Acelity and KCI. Ms. Maersk-Moller holds a B.S. in Nursing (BSN) from University of Phoenix and an MBA from Colorado Christian University.

Ricci Whitlow served as an executive officer in 2025 but she ceased serving in that position in April 2026.

RELATED PARTY TRANSACTIONS

The Company is required to disclose certain transactions by the Company in which “related persons”’ have a direct or indirect material interest and the amount involved exceeds $120,000 (a “Related Party Transaction”). Related persons include any director, nominee for director, executive officer of the Company, any immediate family members of such persons, and any persons known by the Company to be beneficial owners of more than 5% of the Company’s voting securities.

Under its charter, the Audit Committee is responsible for reviewing and approving all Related Party Transactions. In determining whether to approve a Related Party Transaction, the Audit Committee considers all relevant facts and circumstances available to it, such as:
•whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related party;
•whether there are demonstrable business reasons for the Company to enter into the transaction;
•whether the transaction would impair the independence of an outside director; and
•whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

The Company maintains a written policy with respect to related party transactions. Based on information available to the Company and provided by the Company’s directors and executive officers, the Company does not believe that there have been any Related Party Transactions since January 1, 2025 that would be required to be disclosed as a Related Party Transaction pursuant to the applicable rules of the Securities and Exchange Commission and Nasdaq.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Overview
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation philosophy and reviews the Company’s accomplishments and our compensation decisions for the following named executive officers (“NEOs”) for the fiscal year ended December 31, 2025:

•Joseph H. Capper (Chief Executive Officer since January 2023);
•Doug Rice (Chief Financial Officer since July 2023);
•William F. “Butch” Hulse IV (General Counsel and Chief Administrative Officer since April 2022; joined the Company as General Counsel and Secretary in December 2019);
•Ricci S. Whitlow (Executive Vice President and Chief Operating Officer from January 2023 to April 2026);
•Kimberly Maersk-Moller (Chief Commercial Officer since June 2024); joined the Company as Senior Vice President, Sales in August 2020.

The Compensation Committee (the “Committee”) is responsible for evaluating and determining the compensation paid to the NEOs. All components of compensation for the NEOs are then recommended by the Committee to the Board for approval.

Summary Overview of 2025 Company Performance

Financial Highlights

2025 Net Sales

$419MM
+20% year-over-year

Net Cash Balance

$148MM
+73% vs. 2024

2025 GAAP Net Income

$49MM

2025 Adj. EBITDA

$106MM
25% of net sales

Quarterly Net Cash Balance

$85MM
$88MM
$100MM
$124MM
$148MM
Q4:24
Q1:25
Q2:25
Q3:25
Q4:25

MIMEDX

Notes: Adjusted EBITDA is a non-GAAP financial measure. See Appendix A to this Proxy Statement for additional information, including a reconciliation to its most directly comparable GAAP measure. Net cash balance is calculated as cash and cash equivalents less the sum of (i) current portion of long-term debt, and (ii) long-term debt, net.

Company Performance Driven and Measured by Execution Against Strategic Initiatives

In 2025, our management of the business was guided by the following strategic initiatives, which are designed to drive growth in our business over both the short- and long-term:

•Innovate & Diversify the Product Portfolio to Maximize Growth
•Develop & Deploy Programs to Expand Surgical Footprint

We allocate our time and resources into each of these strategic initiatives and assess our performance against measurable goals that advance each initiative.

Our first priority is to innovate and diversify our product portfolio to maximize growth. Achievement of this priority is measured by our ability to maximize our commercial opportunities in the markets we serve with existing and future products, continue to introduce new products from our organic pipeline, such as the late-2025 launch of EPIXPRESS, as well as distribution agreements for RegenKit® Wound Gel, Hydrelix Collagen Matrix, NovaForm® Wound Matrix and G4Derm® Plus and accelerate market expansion internationally with a particular focus on continuing to grow our presence in Japan.

Our second priority is to develop and deploy programs to expand our surgical footprint. We believe our ability to further penetrate the surgical setting is significant and will be enabled by our ability to leverage our existing evidence for surgical applications, invest in additional research and data in new indications and to drive market adoption of new surgical products, like our recently launched HELIOGEN® offering.

We believe execution of these strategic priorities can and will differentiate the value of our portfolio, address multiple areas of significant unmet clinical need, and support our continued growth in both new and existing segments of the market. We have focused our priorities on initiatives across our organization that position us to realize our commercial ambitions over the long-term while also generating a profitable, cash flow positive business capable of self-funding our future growth objectives.

Recap of 2025 and early 2026 Financial Performance

In 2025, we delivered 20% growth in net sales, with broad-based contributions across Wound and Surgical. This growth was driven by a combination of demand for newer Wound products sold in the private office and associated care settings (CELERA™, EMERGE™ and EPIXPRESS®) and increasing adoption of Surgical products across a growing number of use cases in the operating room and commercial execution.

Our commercial success across care settings during the year was partially offset by commercial challenges associated with competitive behavior in the marketplace - including the persistence of much higher priced product than any in our portfolio, which were reimbursed by Medicare through the end of the year for use in the private office and associated care settings.

After more than a full year of multiple proposals and significant uncertainties as to the future reimbursement environment for our Wound products, at the end of 2025, Centers for Medicare and Medicaid Services (“CMS”) finalized sweeping changes related to the reimbursement of skin substitutes, which were implemented on January 1, 2026. These changes include: 1) reimbursing skin substitute products uniformly across the HOPD and physician office and associated care settings, 2) capping the reimbursement rate for skin substitutes at $127.14 per square centimeter in these care settings, subject to geographic adjustments and 3) implementing the Wasteful and Inappropriate Service Reduction (“WISeR”) review process in certain states. The specific policies were put into effect in the Physician Fee Schedule (“PFS”) and Hospital Outpatient Prospective Payment System (“OPPS”).

Highlights of our 2025 and early 2026 Business Activities

Discussion of 2025 Net Sales

Our net sales grew 20% in 2025 and was characterized by strong growth in our Wound products and continued adoption of our Surgical offering. In the Wound category, the increase was primarily driven by sales of the higher priced products EMERGE™, CELERA™, and EPIXPRESS®, partially offset by ongoing commercial challenges and regulatory pressures on pricing and reimbursement, which were consistent with those experienced in the prior year. Our decision to introduce these products was the result of the prevailing market environment created by CMS’ delay in implementing the reimbursement reform. In 2024, the Company saw the departure of several sales professionals to competitors offering significantly higher priced products. Following extensive discussions with CMS, we began exploring and ultimately added CELERA, EMERGE and EPIXPRESS to our Wound product offering as a means to be able to compete in the private office and associated care settings, where Medicare was actively reimbursing for higher priced products.

In Surgical, the increase was primarily driven by sales of AMNIOFIX®, AMNIOEFFECT®, and HELIOGEN® across a range of surgical procedures. In 2025, the business maintained a 66% to 34% split in revenue mix for the Wound and Surgical categories, respectively.

To help set expectations with covering analysts and our investors, we routinely provide annual guidance for net sales and adjusted EBITDA. These communications, which we update quarterly, do not impact the financial targets that determine executive compensation, and are intended to be a periodic guideline for the investment community based upon developments in our business and in the marketplace over time. During 2025, market developments in the Wound Care industry and our strategic response to these changes resulted in multiple upward revisions to our annual guidance. At the outset of 2025, Medicare Administrative Contractors

(MACs) were set to implement Local Coverage Determinations (LCDs) on February 12, 2025 that would have limited the number of products eligible for Medicare reimbursement to fewer than 20 products, of which our EPIFIX and EPICORD products were included.

Immediately following the January 2025 inauguration, the President signed an Executive Order pausing all pending federal policy changes for a period of 60 days, resulting in a revised expected implementation date for the LCDs in the second quarter. Because the LCD implementation was delayed, demand for CELERA remained stronger than originally contemplated. Accordingly, the initial annual guidance disclosed in February 2025 was for net sales growth for 2025 of at least high single-digits on a percentage basis and adjusted EBITDA margin for 2025 to be above 20%, provided that the future effective LCDs went into effect as scheduled.

In early April 2025, the MACs announced yet another delay in the implementation of the LCDs until January 1, 2026. During our late April release of our first quarter results, we reaffirmed our net sales growth and adjusted EBITDA margin outlook for 2025.

This further delay in the LCDs created a competitive imperative for the Company to offer higher priced skin substitute products for the remainder of 2025 in order to maintain a reasonable market share in the private office market. We saw robust demand for our EMERGE and EPIXPRESS products over the balance of the year, resulting in increased guidance alongside the release of both our second and third quarter 2025 results. Specifically, following Q2:25, we raised our 2025 net sales growth guidance to low double-digit percentage revenue growth. After Q3:25, we once again raised our 2025 net sales growth outlook to the mid-to-high teens on a percentage basis and narrowed our Adjusted EBITDA margin expectation to at least the mid-20% range. Our fourth quarter results led to full year net sales growth of 20% slightly eclipsing our prior guidance range.

Additionally, our profitability and cash flow generation for 2025 remained strong as we were able to deliver a GAAP net income margin of 12%, $74 million of operating cash flow, an Adjusted EBITDA margin of 25% and full year free cash flow of $73 million.

Entered into a strategic collaboration with Vaporox, Inc., establishing the ability for the Company to co-promote and co-market its leading placental allograft portfolio alongside Vaporox’s Vaporous Hyperoxia Treatment device

In July 2025, the Company announced a collaboration with Vaporox, whereby the companies will co-promote and co-market their wound care offerings. As part of the agreement, MIMEDX made an investment in Vaporox and the Company has certain exclusivity rights related to potential acquisition discussions.

Launched EPIXPRESS® the Company’s next-generation, lyophilized human placental allograft, further expanding the Company’s broad portfolio of advanced wound care products

In October 2025, the Company announced the launch of EPIXPRESS, the Company’s newest addition to its portfolio of Advanced Wound Care solutions. EPIXPRESS expands MIMEDX’s PURION®-processed placental allograft offering aimed at helping clinicians treat acute and chronic, hard-to-heal wounds. Like EPIEFFECT, EPIXPRESS is a lyophilized product, and features a thick, tri-layer configuration. Additionally, EPIXPRESS adds fenestrations to the sheet configurations to help with fluid movement. EPIXPRESS can be used on a wide range of common conditions, such as diabetic foot ulcers (“DFUs”) and venous leg ulcers (“VLUs”), and other wound types, including those where the need exists to secure the graft in place with sutures.

Announced interim results of its EPIEFFECT® randomized clinical trial, which were published and presented, demonstrating clinical benefit associated with use of EPIEFFECT® when compared to Standard of Care.

In November 2025, the Company announced the publication of interim results from its CAMPAIGN trial, a randomized controlled trial designed to evaluate the performance of the Company’s EPIEFFECT product in comparison to standard of care wound treatment. In the CAMPAIGN study design, success was defined as a posterior probability > 90%, and the interim results demonstrated the posterior probability that LHACM was superior to standard of care was 98.5%.

Entered into an exclusive U.S. distribution agreement for RegenKit®-Wound Gel with Regen Lab USA, LLC, continuing to broaden the Company’s leading Wound product offering beyond placental allografts.

In December 2025, the Company announced it had entered into an exclusive agreement with Regen Lab USA LLC to distribute their RegenKit®-Wound Gel in the United States. RegenKit®-Wound Gel is an autologous platelet-rich plasma (PRP) and autologous thrombin serum (ATS) wound gel. The fully autologous solution adds a differentiated option to the Company’s Advanced Wound Care portfolio and is backed by multiple published studies evaluating its effectiveness in treating chronic wounds.

Published health economics data on Mohs micrographic surgery in the Journal of Drugs in Dermatology and research in the Journal of Inflammation focused on the immunomodulatory effects of Purion® processed human amniotic membrane allografts in vitro.

In May 2025, the Company announced the publication of its health economics data for reconstruction of cutaneous wounds with EPIFIX® (Dehydrated Human Amnion Chorion Membrane, or DHACM) following Mohs surgery. In the study, DHACM significantly reduced adverse post-repair sequelae, with 97.2% of patients experiencing no complications compared to 78.7% with traditional methods such as autologous tissue-based flaps and grafts. Placental allografts lead to substantial savings in these procedures by minimizing postoperative complications and reducing the need for additional procedures. Patients treated with placental tissue also reached closure faster, with an average length of care of 33.3 days compared to 48.3 days for those with autologous tissue repairs.

In December 2025, the Company announced the publication of data supporting the use of its dehydrated human amnion chorion membrane (DHACM) and lyophilized human amnion chorion membrane (LHACM) products. The study evaluated DHACM and LHACM for their ability to regulate key cell types in the inflammatory cascade. The findings illustrate a multifactorial immunomodulatory effect whereby DHACM and LHACM allografts regulate critical functions of inflammatory monocyte and macrophage biology, while enhancing pro-reparative functions including efferocytosis and cell survival. This study is highly relevant, as complex wounds are frequently characterized by persistent inflammation within the wound bed, which contributes to chronicity and poor clinical outcomes; therefore, DHACM and LHACM represent promising interventions to help restore and reset the normal wound-healing cascade.

Shareholder Engagement

We regularly engage with current and prospective shareholders to discuss our business, obtain feedback and answer questions. Topics covered in these discussions often include the Company’s executive compensation practices, leadership transitions, financial results, strategy, outlook, governance and sustainability practices. We believe regular and transparent dialogue with our investors is beneficial for all parties.

In 2025, we engaged in regular shareholder outreach and engagement, including direct and constructive dialogue with investors representing over 40% of our outstanding shares. During these conversations, we discussed at length the market dynamics for both our Wound and Surgical products, proposed, rumored and finalized reimbursement rules and their respective potential implications for the Company, our profitability and cash flow generation as well as our stock performance. The conversations help inform and reinforce our commitment to our strategic priorities and also as a result of this dialogue, we have continued to prioritize compensation practices that are tied to these performance metrics.

At our 2025 annual meeting of shareholders (“2025 Annual Meeting”), our shareholders approved, by a non-binding advisory vote, the compensation of our named executive officers, or NEOs. This ballot item, known as a “say-on-pay” proposal, passed with 93% of the votes cast.

Our annual say-on-pay vote is an opportunity to receive feedback from shareholders regarding our executive compensation program, and the Compensation Committee regularly considers shareholder feedback, including the result of this vote when determining and refining the compensation of the Company’s executive officers. Our Compensation Committee will continue to consider both the outcome of our say-on-pay vote as well as ongoing shareholder feedback when making future compensation decisions for our NEOs.

Compensation Philosophy

MIMEDX’s compensation practices are guided by three overarching principles:

Attract & retain key talent with specific expertise

MIMEDX seeks to attract and retain executives and other employees that share the Company’s mission to develop and deliver innovative products that help physicians treat patients suffering from acute and chronic non-healing wounds. In order to find and employ these highly qualified executives and align them with the Company’s operational and financial goals, we recognize that we must be able to provide a competitive compensation package. As a result, the Company studies competitive compensation practices at a number of peer organizations in order to formulate a total compensation program that is compelling for the executives, seeks to ensure that the structure encourages and rewards performance over both the short- and long-term, and is an important tool to retain these individuals.

Pay-for-performance

Our compensation program is designed to promote the achievement of various objectives, including financial and operational targets, and we believe it is structured consistent with a desired pay-for-performance culture. As a result, a significant portion of our executive’s variable compensation is at-risk contingent upon the achievement of stated financial and non-financial objectives.

Align executive interests with those of our shareholders

We seek to link compensation with the achievement of short- and long-term financial and operating goals and refrain from providing “golden parachute” excise tax gross-ups, or accelerated equity vesting, except in limited circumstances.

Compensation Governance Highlights

What we do	What we avoid
Implement a practice of pay-for-performance – aligning executive compensation to company goal and personal performance with a focus on the creation of long-term shareholder value	No hedging or pledging of Company securities
Engage an independent advisor to assist the Compensation Committee in the design of our compensation program	No evergreen provisions in our equity plan
Regular shareholder engagement related to compensation	No repricing of underwater options without shareholder approval
Conduct an annual say-on-pay vote
Maintain a Clawback Policy for certain situations	No excessive perquisites for our executives
Conduct an Annual Compensation Risk Assessment	No guaranteed bonuses, pay increases, or equity awards
Benchmark our compensation practices to ensure executive compensation is competitive with practices of our peer group	No single trigger change in control payments, other than our Chief Executive Officer’s equity awards
No tax gross-ups on change in control payments
Pay Setting Process

Role of the Compensation Committee
The Compensation Committee, or Committee, is responsible for evaluating and determining the compensation paid to the NEOs and all other direct reports to the CEO. All components of compensation for these executives are then recommended by the Committee to the Board for approval. The Committee takes inputs from business performance needs, market and industry data, and advice from qualified independent compensation consultants to help structure our various elements of executive compensation for effectiveness.
Role of the Independent Compensation Consultants
In making compensation decisions for 2025, the Committee engaged the independent compensation consultant, Willis Towers Watson. The independent compensation consultant is solely hired by, and reports directly to, the Committee. The Committee also has the sole authority to retain and terminate the independent consultant. At the Committee’s discretion, the role of the independent compensation consultant is to:

•Provide independent advice to the Committee on current compensation trends and best practices;
•Advise on plans or practices that may improve our compensation program’s effectiveness;
•Attend Committee meetings; and
•Conducts compensation-related research.

Willis Towers Watson has confirmed to the Committee that it is free of any conflicts of interest and is independent under applicable rules.
Role of Management
Our CEO and our other executive officers do not set their own compensation, nor are they present when the Committee sets their specific individual compensation. Our CEO provides an evaluation of each executive officer’s performance to the Committee, and makes recommendations with respect to base salary, target incentives (cash and stock) and award amounts for each executive. This feedback is considered by the Committee, which makes its own determination and recommendation to the Board.
Our Chief Human Resources Officer provides the CEO and the Committee with additional analysis and guidance as may be required to enable the CEO to make informed recommendations and enable the Committee to evaluate these recommendations and execute its responsibilities.

Use of a Peer Group
The peer group used by the Company is comprised of publicly-traded companies across the medical device, pharmaceutical, biotechnology and life sciences sectors of the healthcare industry. In 2024, with assistance from its independent compensation consultant, the Company critically evaluated the continued appropriateness of its peer group in the prior year based on a combination of organizational criteria, revenue, market capitalization, and industry sector. Organizational criteria include number of employees as well as qualitative factors such as industry, markets, and development stage. In 2024 the Committee decided to make no changes to its peer group for 2025 compensation decisions. The data from the peer group companies for the NEOs provides the Committee with a benchmark that it views as a point of reference, but not as a determining factor, for the compensation of the NEOs.

MIMEDX Peer Group

ADMA Biologics, Inc.	Axonics, Inc.	Orthofix Medical Inc
Alphatec Holdings, Inc.	Bioventus Inc.	Outset Medical, Inc.
AngioDynamics, Inc.	CareDx, Inc.	Standard BioTools Inc.
Anika Therapeutics	Integra Life Sciences Holdings Corporation	Tactile Systems Technology, Inc.
Artivion, Inc.	OraSure Technologies, Inc.	Veracyte, Inc.
AVITA Medical, Inc.	Organogenesis Holdings Inc.	Vericel Corporation

MIMEDX ranked at the 60th, 50th, and 50th percentiles among the peer group for number of employees, revenue and trailing twelve month market capitalization, respectively, as of August 1, 2024 when the peer group evaluation was completed.

The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation competitiveness and the structure of specific compensation elements. The Compensation Committee does not set specific compensation elements or the total compensation of any NEO to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels. The Committee takes into account numerous factors in addition to peer group data, such as the Company’s performance, individual performance, individual scope of responsibility, uniqueness of needs and skill sets, leadership potential and the emergent threats to our ability to attract and retain key employees.

2025 Compensation Components

The principal components of compensation for MIMEDX’s NEOs are base salary, annual cash incentives and long-term equity incentives. Cash incentives are included to encourage and reward effective performance relative to the Company’s near-term plans and objectives. Equity incentives are included to promote longer-term focus, to help retain key contributors and to align the interests of the Company’s executives and shareholders. In 2025, our NEOs received grants of RSUs, PSUs and Stock Options.

RSUs Granted in 2025

The RSUs granted to NEOs in 2025 vest on a “cliff” basis at the end of a three-year period and require the recipient to provide continuous service through the end of such period.

Stock Options Granted in 2025

The Stock Options granted to NEOs in 2025 vest ratably annually over a period of four years. The Stock Options granted to Mr. Capper in 2023 in connection with his hiring also have performance conditions.

PSUs Granted in 2025

The PSUs granted to NEOs in 2025 vest based on and to the extent that stipulated cumulative revenue growth targets over a three-year performance period are achieved and require the recipient to provide continuous service through the end of such period. These growth rate targets were reflective of our risk-adjusted, three-year growth expectations considering the material uncertain nature and timing of Wound product reimbursement changes that were pending at the time of grant.
Achievement of the performance goals allows for vesting of 50%, 100% and 150% (based on threshold, target or excellent performance) of the PSUs granted. If performance is below threshold, the PSUs do not vest. Performance at the threshold, target and excellence levels for the three year period ended December 31, 2027 requires revenue growth at a cumulative growth rate (“CAGR”) of 6%, 8% and 12%, respectively, over revenues for the year ended December 31, 2024. These growth rate targets were reflective of our expectations of the reimbursement environment at that time, including the planned April 2025 implementation of the LCDs.

The PSUs also include a total shareholder return (“TSR”) modifier that requires (a) the Company’s TSR over the performance period to be at or above the 50th percentile as compared to the Russell 2000 Index for the PSUs to be earned at over 100% and (b) applies a prorated TSR modifier of up to 120% if the Company’s TSR percentile is above 50%. All of the PSUs require recipients to continue employment with the Company through the vesting date, which will occur upon approval of the results with respect to the established targets by the Committee after December 31, 2027, but no later than March 15, 2028. The total shareholder return (“TSR”) is calculated as the average trading price of the Company’s common stock during the final 20 trading days of 2027, adjusted for dividends paid on the Company’s common stock, less the average trading price during the final 20 trading days of 2024.

Executive Pay Mix in 2025

The following chart provides a summary of the mix of compensation earned by or granted to our CEO in 2025:

Base Salary
RSUs
PSUs
Options
Cash Incentives
Other

The following chart provides a summary of the mix of compensation earned by or granted to our Non-CEO NEOs, on average, in 2025:

Base Salary
RSUs
PSUs
Options
Cash Incentives
Other

Annual Incentive

The annual cash bonuses for 2025 were based on Company performance with respect to net sales (35%) and Adjusted EBITDA (35%) goals and identified commercial, research and development and operational goals (30%), all of which were set at the beginning of 2025. A summary of the net sales and Adjusted EBITDA goals and achievement are set forth below:

	Targets (in thousands)			Payout			Attainment
	Threshold	Target	Exceeds	Threshold	Target	Exceeds	$	%	Payout
Net sales	$348,000	$377,000	$396,000	50%	100%	150%	$418,630	111%	150%
Adjusted EBITDA	$76,000	$82,000	$90,000	50%	100%	150%	$105,722	129%	150%

Our 2025 annual incentive plans were finalized and communicated to recipients in January 2025 and assumed implementation of the LCDs in early 2025, based on the original announced effective date of February 12, 2025. As Medicare and the MACs progressively delayed implementation of the LCDs before ultimately withdrawing them, we were able to sell our newer, higher priced products such as CELERA, EMERGE and EPIXPRESS for a greater proportion of the year and these strong results combined with a very strong year of Surgical sales to drive total 2025 net sales in excess of the “Exceeds” target for the full year.

The net sales attainment was above the exceeds level, achieving 111% of target attainment for this metric. This level of attainment resulted in a payout of 150% with respect to the net sales goal. The Adjusted EBITDA goal attainment was above the exceeds level, achieving a 129% attainment for this metric. This level of attainment resulted in a payout of 150% with respect to the Adjusted EBITDA goal. The commercial/research/operational goals were attained resulting in an 100% attainment for this metric. The overall Company performance with respect to these goals was therefore at the 135% level, the maximum possible payout.

In late 2025, Medicare abruptly withdrew the LCDs altogether and went forward with the planned price cap on skin substitute products across many care settings at a rate of $127.14 per square centimeter, well below the prevailing ASPs for nearly all of our Wound products. As the market adjusted to these policy changes in early 2026, it put significant pressure on our Wound business and thus, overall net sales.

In its review of the achievement of the 2025 annual incentive plan goals, the Committee acknowledged that management took steps to acquire and offer high-price, high-margin products to remain competitive in the volatile Wound market, but recognized that CELERA, EMERGE, and EPIEXPRESS had an oversized and unsustainable impact on the incentive plan’s metrics that were not contemplated when the 2025 incentive targets were set. The Committee also considered that the Company’s share price in 2025 was not consistent with a maximum possible payout of 135% on the annual incentive plan award. Balancing all of the above factors, the Committee used its discretion to recommend annual cash bonuses above 100% but adjusted downward from the maximum of 135% to 115%.

Equity Awards

With respect to the 2023 PSU grants, the Committee reviewed the Company’s results compared to performance targets set in the 2023 PSU and determined that the vesting had been achieved at 150%, and therefore paid out a final awards to Mr. Rice, Mr. Hulse, and Ms. Maersk-Moller in the amount of 243,000, 136,364, and 42,845 shares, respectively.

Agreements with our Executive Officers

Agreements with Mr. Capper

The Company entered into a Letter Agreement with Mr. Capper in January 2023, providing Mr. Capper with the following compensation in connection with his service as Chief Executive Officer:

1.an annual salary of $750,000;

2.an annual bonus opportunity of 100% of base salary, based on the achievement of Company financial targets and individual objectives as determined by the Board;

3. 3,300,000 performance stock units and a non-qualified stock option for 3,600,000 shares of the Company’s common stock; and
4.eligibility to participate in the Company’s stock incentive program beginning in 2025, subject to Board approval.

Mr. Capper’s PSU Agreement provides that his PSUs will vest over a four-year performance period ending December 31, 2026 based upon the achievement of specified performance conditions, subject to Mr. Capper’s continued employment except in the case of Mr. Capper’s death or disability. Vesting of PSUs will accelerate upon a Change in Control of the Company occurring prior to the end of the performance period and while Mr. Capper is in continuous service as follows: since Mr. Capper has been employed by the Company for at least one year prior to the Change in Control, the PSUs will vest, measured at target (or actual performance, if higher).

Mr. Capper’s Non-Qualified Stock Option Agreement provides that the option will vest over a four-year period ending January 31, 2027 based upon the achievement of share price performance goals, and subject to Mr. Capper’s continued employment, 25% each year of the performance period. Based on the Company’s share price, Mr. Capper was vested in one-fourth of the option (covering 900,000 shares) as of January 31, 2026. Vesting of the option will accelerate upon a Change in Control of the Company, to the extent actual performance was achieved, subject to the recipient’s continued employment on the date of the Change in Control (except if Mr. Capper’s employment is terminated without Cause or for Good Reason (as such terms are defined in Mr. Capper’s agreement) within three months prior to the Change in Control). If Mr. Capper’s employment is terminated by the Company without Cause or Mr. Capper terminates his employment for Good Reason, the option will vest and become exercisable to the extent the share price performance goals were attained during Mr. Capper’s employment. The option includes a one year post-termination exercise period, to the extent vested, and will expire on February 1, 2030.

The Company also entered into a Key Employee Retention Agreement with Mr. Capper, pursuant to which separation benefits would be payable in the event his employment is involuntarily terminated by the Company without Cause or by him for Good Reason, as such terms are defined in the Key Employee Retention Agreement, in which case, the separation benefits are in the amount of two times his base salary and target bonus. In addition, Mr. Capper would receive either benefit continuation for a period of 24 months, or a cash payment equal to the cost of such benefit continuation. Payment of severance is contingent upon the Company’s receipt of an effective agreed-upon form of release of claims.

Agreements with Mr. Rice

The Company entered into an Employment Letter Agreement with Mr. Rice in July 2023, providing Mr. Rice with the following compensation in connection with his service as Chief Financial Officer:

1.an annual salary of $540,000;

2.eligibility to participate in the Company’s Management Incentive Plan with an annual target cash bonus amount equal to sixty percent (60%) of his annual base salary;

3. 162,000 PSUs, 97,200 RSUs, and 94,000 performance stock options; and eligibility to receive further annual awards under the Company’s long-term incentive plans, representing 200% of Mr. Rice’s annual base salary, vesting over three years.

Mr. Rice’s initial PSU Agreement provides that his PSUs vested over a three-year performance period ending December 31, 2025 based upon the achievement of specified performance conditions, subject to Mr. Rice’s continued employment except in the case of Mr. Rice’s death or disability. Vesting of PSUs at the target level (or actual performance, if higher) will accelerate upon a termination of employment without Cause or a termination by Mr. Rice for good reason (as such terms are defined in Mr. Rice’s agreement) within two years following a Change in Control of the Company occurring prior to the end of the performance period and while Mr. Rice is in continuous service. This award vested in March 2026 at 150% achievement, resulting in the vesting of 243,000 shares.

Mr. Rice’s initial RSU Agreement provides that his RSUs will vest over a three-year period following the grant date, one third each year of the vesting period, subject to Mr. Rice’s continued employment except in the case of Mr. Rice’s death or disability. Vesting of RSUs will accelerate upon a termination of employment without Cause or a termination of employment by Mr. Rice for good reason within two years following a Change in Control of the Company occurring prior to the end of the vesting period and while Mr. Rice is in continuous service.

Mr. Rice’s initial Non-Qualified Stock Option Agreement provides that his options will vest over a four-year period ending on the fourth anniversary of the grant date, 25% each year of the performance period, subject to Mr. Rice’s continued employment. The options include a one-year post-termination exercise period, to the extent vested, and will expire on the seventh anniversary of the grant date. The options will also vest upon a termination of employment without Cause or a termination of employment by Mr. Rice for Good Reason within two years following a Change in Control of the Company occurring prior to the end of the vesting period and while Mr. Rice is in continuous service.

The Company also entered into a Key Employee Retention Agreement with Mr. Rice, pursuant to which certain lump sum separation benefits and continuing benefits would be payable in the event (i) of a change in control of the Company and within 12 months of such event Mr. Rice’s employment being involuntarily terminated without Cause or being voluntary terminated by Mr. Rice for Good Reason, (ii) Mr. Rice’s employment is involuntarily terminated without cause, or (iii) of a voluntary termination of employment by Mr. Rice for Good Reason. In any such event, the lump sum benefits are 1.25 times Mr. Rice’s base salary and target bonus for a no Cause or Good Reason termination and 1.5 times Mr. Rice’s base salary and target bonus for a no Cause or Good

Reason termination within one year following a change in control. In addition, Mr. Rice would receive either benefit continuation for a period equal to the amount of the separation payment, i.e. 15 months or 18 months, or a cash payment equal to the cost of such benefit continuation.

Agreements with Ms. Whitlow

The Company entered into an Employment Offer Letter with Ms. Whitlow, effective January 3, 2023, providing Ms. Whitlow with the following compensation in connection with her service as Executive Vice President and Chief Operating Officer:

1.a base annual salary of $540,000;

2.eligibility to participate in the Company’s Management Incentive Plan with an annual target cash bonus amount equal to fifty percent (50%) of her annual base salary;

3.one-time cash sign-on bonus of $50,000;

4.a grant of 462,857 RSUs representing 300% of Ms. Whitlow’s annual base salary, pending approval of the Company’s Board of Directors; and

5.eligibility to receive further annual awards under the Company’s long-term incentive plans, representing 220% of Ms. Whitlow’s annual base salary, vesting over three years.

Ms. Whitlow’s initial RSU Agreement provides that her RSUs will vest over a three-year period following the grant date, one third each year of the vesting period, subject to Ms. Whitlow’s continued employment except in the case of Ms. Whitlow’s death or disability. Ms. Whitlow’s initial RSUs fully vested in February 2026.

The Company also entered into a Key Employee Retention Agreement with Ms. Whitlow, pursuant to which certain lump sum separation benefits and continuing benefits would be payable in the event (i) of a change in control of the Company and within 12 months of such event Ms. Whitlow’s employment being involuntarily terminated without Cause or being voluntary terminated by Ms. Whitlow for Good Reason, (ii) Ms. Whitlow’s employment is involuntarily terminated without Cause, or (iii) of a voluntary termination of employment by Ms. Whitlow for Good Reason. Ms. Whitlow’s employment was involuntarily terminated without Cause in April 2026 and she is therefore entitled to lump sum benefits of 1.25 times her base salary and target bonus. In addition, Ms. Whitlow will receive benefit continuation for 15 months.

Agreements with Ms. Maersk-Moller

In connection with her promotion, the Company entered into an Employment Offer Letter with Ms. Maersk-Moller, effective June 24, 2024, providing Ms. Maersk-Moller with the following compensation in for her service as Chief Commercial Officer:

1.a base annual salary of $540,000;
2.eligibility to participate in the Company's Management Incentive Plan with an annual target cash bonus amount equal to sixty percent (60%) of her annual base salary;
3.a grant of 125,581 RSUs representing a value equal to 150% of Ms. Maersk-Moller's annual base salary on the date of grant
4.a grant of 125,581 PSUs representing a value equal to 150% of Ms. Maersk-Moller’s annual base salary on the date of grant; and
5.eligibility to receive further annual awards under the Company's long-term incentive plans, representing 200% of Ms. Maersk-Moller's annual base salary, vesting over three years.

Ms. Maersk-Moller’s initial RSU Agreement provides that her RSUs will vest over a three-year period following the grant date, one third each year of the vesting period, subject to her continued employment except in the case of death or disability. Vesting of RSUs will accelerate upon a termination of employment without Cause or a termination of employment by Ms. Maersk-Moller for Good Reason within two years following a Change in Control of the Company occurring prior to the end of the vesting period and while she is in continuous service.

Ms. Maersk-Moller entered into a Restated Key Employee Retention Agreement and Restrictive Covenant Agreement with the Company on June 7, 2023 pursuant to which certain lump sum separation benefits and continuing benefits would be payable if (i) the Company terminates her employment without Cause or (ii) she terminates her employment for Good Reason. The lump sum benefits are 1.25 times base salary and target bonus for a no Cause or Good Reason termination and 1.5 times base salary and target bonus for a no Cause or Good Reason termination within one year following a change in control. In addition, Ms. Maersk-Moller would receive either benefit continuation for a period equal to the amount of the separation payment, i.e. 15 months or 18 months, or a cash payment equal to the cost of such benefit continuation.

Agreements with Mr. Hulse

Pursuant to an Offer Letter with the Company, Mr. Hulse is entitled to base salary and is eligible to participate in the Company’s management incentive plan and to receive awards under the Company’s long-term incentive plans.

Mr. Hulse also entered into a Key Employee Retention Agreement and Restrictive Covenant Agreement with the Company on February 1, 2021 pursuant to which certain lump sum separation benefits and continuing benefits would be payable if (i) the Company terminates his employment without Cause or (ii) he terminates his employment for Good Reason. The lump sum benefits are 1.25 times base salary and target bonus for a no Cause or Good Reason termination and 1.5 times base salary and target bonus for a no Cause or Good Reason termination within one year following a change in control. In addition, Mr. Hulse would receive either benefit continuation for a period equal to the amount of the separation payment, i.e. 15 months or 18 months, or a cash payment equal to the cost of such benefit continuation.

Additional Compensation Practices and Policies
Perquisites
Other than the housing allowances provided to Mr. Hulse and Mr. Rice, the Company generally does not provide executive officers with perquisites and other personal benefits beyond the Company benefits offered to similarly situated employees.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines that apply to our NEOs , and amended the guidelines in January 2025. Under the guidelines, covered persons are required to own stock, including unvested time-based restricted stock or RSUs, equal to certain multiples of their annual cash compensation as defined in the guidelines. The multiples required under the guidelines are as follows:

Person Subject to Policy	Requirement
CEO	6.0x
Other NEOs	2.5x
Until such time as the executive officer reaches his or her applicable threshold and subject to certain exceptions, the executive officer is required to hold 100% of the shares of Company common stock awarded to him/her from the Company or received upon vesting of restricted stock and RSUs and upon exercise of stock options (net of any shares utilized to pay for tax withholding and any exercise price). Each of the currently serving NEOs was in compliance with these guidelines in 2025. Compliance by NEOs is assessed on a quarterly basis.

Compensation Recoupment (“Clawback”) Policy
The Company’s Clawback policy covering executive and other officers of the Company provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Committee has the option to seek reimbursement of any cash or equity-based bonus or other incentive compensation paid or awarded to the officer or effect cancellation of previously granted equity awards to the extent the bonus or incentive compensation was based on erroneous financial data and was in excess of what would have been paid to the officer under the restatement. In addition, the policy provides for the following:
•An option for the Board to seek clawback of payouts under the Company’s incentive compensation programs when an executive officer had engaged in misconduct as predefined by the Committee including, but not limited to, any material violation of a Company policy that caused significant harm to the Company.
•The scope of persons covered includes not only the Company’s CEO, CFO and other NEOs, but also other senior management level and higher ranking executive officers (“Senior Officers”) on the basis of having met or exceeded performance targets during the period covered by the restated financial statement(s), regardless of whether any executives were found personally responsible for the misstatement(s). Specifically, the Board could take the steps necessary to secure reimbursement from Senior Officer(s) of any bonus or other incentive-based or equity-based (to the extent tied to financial metrics) compensation paid to any Senior Officers during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such error to the extent that compensation was based on the misstated financial result.
•Requires the Board to take steps to recoup from executive officers or the Company’s Controller (“Covered Executives”) when any restatement occurs.
•Requires the Board to take steps to recoup when any restatement was the result of violation(s) of federal securities laws in which scienter is a necessary element by the CEO, CFO, or any other Senior Officer. The Board must take the steps necessary to recoup from any Senior Officer whose scienter led to the restatement all incentive compensation awarded to such officer for performance during the periods affected by the restatement; provided, however, this recoupment obligation is subject to the Company’s consideration regarding (1) a cost/benefit analysis with respect to pursuing recovery of such incentive compensation, and (2) an analysis of the potential impact of the individual’s indemnification agreement on such pursuit.
•Requires that any actions taken pursuant to the Clawback policy be disclosed in proxy statements filed with the SEC or on Form 8-K.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the Compensation Committee’s practice is to approve them at its meeting in February or March of each year as part of the annual compensation review and after results for the preceding fiscal year become available. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or promotions. The Company does not schedule its equity grants in anticipation of the release of material non-public information (“MNPI”) nor does the Company time the release of MNPI based on equity grant dates.

Hedging, Pledging and Insider Trading

Our Insider Trading Policy applies to all officers, directors and employees of MIMEDX as well as designated consultants and expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our equity securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. Our Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. Directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. In addition, we prohibit our executive officers, directors and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit, and maintain a quarterly black-out period during which applicable individuals may not trade. Exceptions to black-out and pre-clearance restrictions exist for sales to cover tax withholding obligations upon vesting of equity awards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our most recent Annual Report on Form 10-K.

Our executive officers and members of our Board are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 so they may make predetermined trades of our stock.
Compensation Risk Assessment

The Committee believes that our compensation policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk-taking that they do encourage is not reasonably likely to have a material adverse effect on the Company. The Committee believes that the design of our compensation policies and practices encourages our employees to remain focused on those short- and long-term goals deemed to have the most material correlation to shareholder value creation.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis in this Proxy Statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2026 Annual Meeting. This report is provided by the following independent directors, who comprise the Compensation Committee:

K. Todd Newton, Chair
Tiffany Olson
Martin P. Sutter

April 29, 2026

Summary Compensation Table (2025, 2024 and 2023)

Name and Principal Position	Period	Salary	Bonus	Stock Awards ($)[1]		Stock Options ($)[2]	Non-Equity Incentive Plan Compensation Awards[3]	All Other Compensation[4]		Total
Joseph H. Capper	2025	$768,173	$—	$4,699,000		$819,422	$887,800	$7,813		$7,182,208
Chief Executive Officer	2024	750,000	—	—	[5]	—	637,500	2,359		1,389,859
	2023	677,885	—	12,210,000		7,000,000	859,375	9,086		20,756,346
Doug Rice	2025	$540,000	$—	$966,643		$168,565	$372,600	$71,921		$2,119,729
Chief Financial Officer	2024	540,000	—	1,124,866		348,885	275,400	102,825	9	2,391,976
	2023	255,462	—	1,669,248		605,360	202,500	12,505		2,745,075
William F. Hulse IV6	2025	$546,000	$—	$977,380		$170,436	$376,740	$74,933		$2,145,489
General Counsel and Chief Administrative Officer	2024	546,000	—	1,137,353		352,760	292,383	73,455		2,401,951
	2023	541,962	—	953,621		—	409,500	8,129		1,913,212
Ricci S. Whitlow6	2025	$540,000	$—	$966,643		$168,565	$372,600	$13,135		$2,060,943
EVP & Chief Operating Officer	2024	540,000	—	1,124,866		348,885	275,400	5,125		2,294,276
	2023	527,538	50,000	2,138,399		—	405,000	11,423		3,132,360
Kimberly Maersk-Moller7	2025	$540,000	$—	$966,643		$168,565	$372,600	$9,041		$2,056,849
Chief Commercial Officer	2024	474,923	—	3,073,758		193,823	242,211	3,779		3,988,494

1
Represents the aggregate grant date fair value of awards of restricted stock units and performance stock units made in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards made to NEOs in Note 11 to the Consolidated financial statements included in the 2025 Annual Report. The RSU awards granted during 2025 vest in a single tranche on the third anniversary of the grant date. For Capper, Rice, Hulse, Whitlow, and Maersk-Moller, $2,845,876, $585,432, $591,936, $585,432, and $585,432, respectively, of this amount represents the aggregate grant date fair value of PSUs granted in 2025, and the grant date fair value of such awards was computed based on achievement of the target level of performance. The value of the PSUs that may be earned pursuant to such awards assuming the highest level of performance that may be achieved (180% of target) would be $5,122,577, 1,053,778, 1,065,485, 1,053,778, and 1,053,778, respectively. The PSUs granted in 2025 vest based on the achievement of specific performance targets and also require the recipient to provide continuous service generally for a period of three years from the grant date. As such, number of PSUs that will be earned at the end of the performance period is subject to increase or decrease based on the results of the performance targets.

2
Represents the aggregate grant date fair value of awards of stock options made in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards made to NEOs in Note 11 to the consolidated financial statements included in the 2025 Annual Report. The stock options granted in 2025 vest ratably annually over a four-year period and also require the recipient to provide continuous service.

3	Represents annual non-equity incentive plan compensation earned under the Management Incentive Plan for each year, and paid in the subsequent year.
4
Includes the following amounts: 401(k) matches for 2025 for Mr. Capper - $7,813, Mr. Rice - $3,988, Mr. Hulse - $8,190, Ms. Whitlow - $13,085, and Ms. Maersk-Moller - $9,041; housing allowances for Mr. Rice - $66,743 and Mr. Hulse - $66,743; and employer health savings account contributions for Mr. Rice - $1,190 and Ms. Whitlow - $50.

5	Mr. Capper was not eligible to participate in the Company’s Long-Term Incentive Plan in 2024 under the terms of his January 2023 Letter Agreement.
6	Ricci S. Whitlow served as Executive Vice President and Chief Operating Officer from January 3, 2023 until April 2026.
7	Kimberly Maersk-Moller has served as Chief Commercial Officer since June 24, 2024.

Grants of Plan-Based Awards For 2025
The following table provides information regarding grants of plan-based awards to the Company’s NEOs during 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[3]	All Other Option Awards: Number of Securities Underlying Options[4]	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph H. Capper[6]	3/3/2025	$375,000	$750,000	$3,088,000	159,478 PSUs	318,955 PSUs	574,119 PSUs	—	—	$—	$2,845,876
	3/3/2025							223,268 RSUs	—	$—	$1,853,124
	3/3/2025							—	177,364	$8.30	$819,422
Doug Rice	3/3/2025	$162,000	$324,000	$1,080,000	32,807 PSUs	65,613 PSUs	118,103 PSUs	—	—	$—	$585,432
	3/3/2025							45,929 RSUs	—	$—	$381,211
	3/3/2025							—	36,486	$8.30	$168,565
William F. Hulse IV	3/3/2025	$163,800	$327,600	$1,092,000	33,171 PSUs	66,342 PSUs	119,416 PSUs	—	—	$—	$591,936
	3/3/2025							46,439 RSUs	—	$—	$385,444
	3/3/2025							—	36,891	$8.30	$170,436
Ricci S. Whitlow	3/3/2025	$162,000	$324,000	$1,080,000	32,807 PSUs	65,613 PSUs	118,103 PSUs	—	—	$—	$585,432
	3/3/2025							45,929 RSUs	—	$—	$381,211
	3/3/2025							—	36,486	$8.30	$168,565
Kimberly Maersk-Moller	3/3/2025	$162,000	$324,000	$1,080,000	32,807 PSUs	65,613 PSUs	118,103 PSUs	—	—	$—	$585,432
	3/3/2025							45,929 RSUs	—	$—	$381,211
	3/3/2025							—	36,486	$8.30	$168,565

1	Represents the annual incentive opportunity under the Management Incentive Plan for 2025. Actual amounts paid for 2025 are included in the Summary Compensation Table.
2
Represents performance stock unit awards granted under the 2016 Equity and Cash Incentive Plan (the “2016 Plan”). The PSUs vest based on the achievement of specific performance targets and also require the recipient to provide continuous service generally for a period of three years from the grant date.

3	Represents restricted stock unit awards granted under the 2016 Plan. The RSUs generally vest on the third anniversary date of the date of grant.
4	The options vest ratably over a four-year period and also require the recipient to provide continuous service.
5	The amounts shown reflect the grant date fair market values of the awards computed in accordance with FASB ASC Topic 718 “Compensation-Stock compensation” and correspond to the aggregate values disclosed in the “Stock Awards” and “Stock Options” columns in the Summary Compensation Table.

Outstanding Equity Awards as of December 31, 2025
The following table shows the number of shares covered by unvested equity awards held by the Company’s NEOs on December 31, 2025.

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (#)[2]	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested[2]
Joseph H. Capper	600,000	—		3,000,000	3	$3.70	1/30/2030		[4]		1,650,000 PSUs	[5]	$11,170,500
	—	177,364		—		8.30	3/3/2032	223,268 RSUs		$1,511,524	159,478 PSUs	[6]	$1,079,663
Doug Rice	47,000	47,000	[7]	—		6.44	7/5/2030	32,400 RSUs	[10]	$219,348	81,000 PSUs	[8]	$548,370
	17,689	53,066		—		8.63	3/1/2031	104,407 RSUs	[11]	$706,835	66,223 PSUs	[9]	$448,326
	—	36,486		—		8.30	3/3/2032				—		$—
William F. Hulse IV	17,886	53,655		—		8.63	3/1/2031	151,021 RSUs	[13]	$1,022,412	112,413 PSUs	[12]	$761,033
	—	36,891		—		8.30	3/3/2032	—		$—	—		$—
Ricci S. Whitlow	17,689	53,066		—		8.63	3/1/2031	258,693 RSUs	[15]	$1,751,352	66,223 PSUs	[14]	$448,326
	—	36,486		—		8.30	3/3/2032	—		$—	—		$—
Kimberly Maersk-Moller	9,827	29,481		—		8.63	3/1/2031	176,420 RSUs	[17]	$1,194,363	128,443 PSUs	[16]	$869,559
	—	36,486		—		8.30	3/3/2032	—		$—	—		$—

1	Options listed here are scheduled to vest in four generally equal tranches on each of the first four anniversary dates of their respective grant dates.
2
For PSUs, the number of units and market value is reflected at threshold level of performance. The market value of RSUs and PSUs is calculated by multiplying the closing stock price of $6.77 on December 31, 2025 by the number of units.

3
300,000 options vested on January 30, 2024 and January 30, 2025, . Up to an additional 1,200,000 options may vest immediately upon the achievement of specified share price goals. 300,000 options are scheduled to vest on each of January 30, 2026 and January 30, 2027. Up to an additional 600,000 options may vest on that date based upon the achievement of specified share price goals.

4	3,300,000 PSUs are scheduled to vest in March 2027, subject to attainment of performance vesting criteria.
5	318,955 PSUs are scheduled to vest in March 2028, subject to attainment of performance vesting criteria.
6	223,268 RSUs are scheduled to vest on March 3, 2028.
7	23,500 options are scheduled to vest on each of July 5, 2026 and July 5, 2027.
8	162,000 PSUs vested in March 2026 at a 150% attainment level, resulting in the vesting of 243,000 shares.
9	66,832 and 65,613 PSUs are scheduled to vest in March 2027 and March 2028, respectively, subject to attainment of performance vesting criteria.
10	32,400 RSUs are scheduled to vest on July 5, 2026.
11	58,478 and 45,929 RSUs are scheduled to vest on March 1, 2027 and March 3, 2028, respectively.
12	90,909 PSUs vested and were distributed in March 2026 at 150% attainment, or 136,364 shares. 67,574 and 66,342 PSUs are scheduled to vest in March 2027 and March 2028, respectively.
13	45,455 RSUs vested on March 13, 2026. 59,127 and 46,439 RSUs are scheduled to vest on March 1, 2027 and March 3, 2028, respectively.
14	66,832 and 65,613 PSUs are scheduled to vest in March 2027 and March 2028, respectively, subject to attainment of performance vesting criteria.
15	154,286 RSUs vested on February 13, 2026. 58,478 and 45,929 will vest on March 1, 2027 and March 3, 2028, respectively.
16
28,563 PSUs vested and were distributed in March 2026 at 150% attainment, or 42,845 shares. 162,710 and 65,613 PSUs are scheduled to vest in March 2027 and March 2028, respectively. subject to attainment of performance vesting criteria.

17
14,282 RSUs vested on March 13, 2026. 41,860 and 41,861 RSUs will vest on each of June 24, 2026 and June 24, 2027, respectively. 32,488 and 45,929 RSUs will vest on March 1, 2027 and March 3, 2028, respectively.

2025 Option Exercises and Stock Vested Table
The following table provides information concerning each exercise of stock options and each vesting of RSUs during 2025, on an aggregated basis with respect to each of the Company’s NEOs.

Stock Awards
Name	Number of Securities Acquired on Vesting	Value Realized on Vesting[1]
Joseph H. Capper	—	$—

Doug Rice	32,400	$205,416
William F. Hulse IV	181,490	$1,379,773
Ricci S. Whitlow	154,286	$1,277,488
Kimberly Maersk-Moller	74,508	$508,759

1
Represents the number of shares acquired on vesting multiplied by closing price of Company common stock on the vesting date. Vesting occurred in accordance with applicable restricted and performance stock unit agreements, as applicable, with the Company, pursuant to Section 10.02 of the 2016 Plan.

2025 Potential Payments Upon Termination Or Change In Control
This section describes additional payments that the Company would make to the NEOs assuming a hypothetical termination of employment occurred on December 31, 2025 under various scenarios.

No-Cause Termination

The Company entered into an Executive Retention Agreement with each NEO that provides for compensation to the executive in the event the NEO’s employment with the Company is terminated involuntarily without “Cause” (as defined in the agreement), or if the NEO voluntarily terminates employment for “Good Reason” (as defined in the agreement) prior to a “change-in-control.” The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the NEO’s annual base salary and target base bonus: in Mr. Capper’s case, 2 times, and in the case of the other NEOs, 1.25 times. In addition, following termination of employment under such circumstances, each NEO is entitled to receive health insurance coverage (subject to a COBRA election, and a periodic cash payment for 18 months), and certain other fringe benefits equivalent to those in effect at the date of termination for a period of 24 months in the case of Mr. Capper and 15 months in the case of the other NEOs.

Change-in-Control

The Executive Retention Agreements with the NEOs provide for compensation to the NEO in the event the NEO’s employment with the Company is terminated upon or within one year following the consummation of a “change-in-control” for reasons other than the executive’s death, disability or for “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the NEO’s annual base salary and target base bonus as of the date of the change-in-control: Mr. Capper, 2 times, and the other NEOs, 1.5 times. In addition, following termination of employment, each NEO is entitled to receive health insurance coverage (subject to a COBRA election and a periodic cash payment for 18 months), and certain other fringe benefits equivalent to those in effect at the date of termination for a period of 24 months in the case of Mr. Capper and a period of 18 months in the case of the other NEOs.

Equity Awards

Generally, unvested equity awards vest fully upon an NEO’s death or disability. Upon a “change in control,” as defined in the 2016 Plan, and subject to any requirements of Section 409A of the Internal Revenue Code of 1986, as amended, if the NEO’s employment terminates within 24 months following a change of control, as defined in the 2016 Plan, other than for cause, then the awards will vest upon such termination, provided that the awards were continued, assumed, or substituted in the transaction; if no written provision is made for continuance, assumption or substitution of the awards, then the Compensation Committee has discretion to (1) terminate such awards without payment, (2) terminate such awards in exchange for a payment equal to the fair market value of such awards on the date of the change in control, or (3) accelerate the vesting of the awards or take such other actions as the Committee determines to be reasonable under the circumstances to permit the NEO to realize the value of the awards.

PSU Agreements

Mr. Capper’s PSU Agreement provides that the vesting of his PSUs will accelerate upon a Change in Control of the Company occurring prior to the end of the performance period and while Mr. Capper is in continuous service as follows: since Mr. Capper has been employed by the Company for at least one year prior to the Change in Control, the PSUs will vest, measured at target (or actual performance, if higher).

Each other NEO’s PSU Agreement provides that his or her PSUs will vest at the target level (or actual performance, if higher) and accelerate upon a termination of employment without Cause or a termination by such NEO for Good Reason within two years following a Change in Control of the Company occurring prior to the end of the performance period and while such NEO is in continuous service.

RSU Agreements

Each NEO’s RSU Agreement provides that vesting of his or her RSUs will accelerate upon a termination of employment without Cause or a termination of employment by such NEO for Good Reason within two years following a Change in Control of the Company occurring prior to the end of the vesting period and while such NEO is in continuous service.

Option Agreements

Mr. Capper’s Non-Qualified Stock Option Agreement provides that vesting of the Option will accelerate upon a Change in Control of the Company, to the extent actual performance was achieved, subject to the recipient’s continued employment on the date of the Change in Control (except if Mr. Capper’s employment is terminated without Cause or for Good Reason within three months prior to the Change in Control) as follows: since Mr. Capper has been employed by the Company for at least one year prior to the Change in Control, the Option will vest measured at actual performance. If Mr. Capper’s employment is terminated by the Company without Cause or Mr. Capper terminates his employment for Good Reason, the Option will vest and become exercisable to the extent the share price performance goals were attained during Mr. Capper’s employment. The Option includes a one year post-termination exercise period, to the extent vested, and will expire on February 1, 2030.

Each other NEO’s Non-Qualified Stock Option Agreement provides that his or her Options will vest upon a termination of employment without Cause or a termination of employment by such NEO for Good Reason within two years following a Change in Control of the Company occurring prior to the end of the vesting period and while such NEO is in continuous service.

The table below details the payments and benefits to which the NEOs would have been entitled under each termination of employment and Change in Control scenario, assuming the triggering event occurred on December 31, 2025. On that date, the closing stock price was $6.77. The actual amounts that may be payable to any NEO on a separation from the Company can only be determined at the time of the actual separation and may differ from the amounts set forth in the tables below based on various factors.
Please also see the notes below the table below for additional information.

Executive	Involuntary Without Cause or Voluntary for Good Reason	Involuntary Without Cause or Voluntary for Good Reason after Change in Control		Death or Disability
Joseph H. Capper
cash severance	$3,088,000	$3,088,000		$—
estimated benefits	53,250	53,250		—
estimated value of accelerated equity awards	—	30,168,630	[1]	3,670,850	[2]
TOTAL	$3,141,250	$33,309,880		$3,670,850
Doug Rice
cash severance	$1,080,000	$1,296,000		$—
estimated benefits	33,660	40,392		—
estimated value of accelerated equity awards	—	2,935,086		2,935,086
TOTAL	$1,113,660	$4,271,478		$2,935,086
William F. Hulse IV
cash severance	$1,092,000	$1,310,400		$—
estimated benefits	51,080	61,296		—
estimated value of accelerated equity awards	—	2,544,477		2,544,477
TOTAL	$1,143,080	$3,916,173		$2,544,477
Ricci S. Whitlow
cash severance	$1,080,000	$1,296,000		$—
estimated benefits	30,843	37,011		—
estimated value of accelerated equity awards	—	2,648,004		2,648,004
TOTAL	$1,110,843	$3,981,015		$2,648,004
Kimberly Maersk-Moller
cash severance	$1,080,000	$1,296,000		$—
estimated benefits	$—	$—		$—
estimated value of accelerated equity awards	$—	$2,933,482		$2,933,482
TOTAL	$1,080,000	$4,229,482		$2,933,482

1
Reflects the value of 3,300,000 PSUs and 1,354,000 Options which would vest, assuming the Change in Control was consummated at a price equal to $6.77 per share, the closing stock price on December 31, 2025.

2
Reflects the value of 318,955 PSUs and 223,268 RSUs which would vest in this scenario. Mr. Capper’s remaining options from his inducement grant would not vest in this scenario, and 3,300,000 of his PSUs would be eligible to vest, but only if the performance conditions were ultimately met.

For each NEO, the cash severance amounts include (a) annual base salary as of December 31, 2025, plus (b) annual targeted bonus for the year ended December 31, 2025, times the multiple applicable to the NEO. The payments after a change of control are payable only in the event the executive’s employment is terminated by the Company without cause or by the executive for “good reason” within one year following a change in control. The estimated benefits include the estimated value of medical and dental insurance. The estimated value of accelerated equity awards includes the value of unvested RSUs and PSUs based on the

December 31, 2025 closing stock price, the vesting of which is deemed accelerated to December 31, 2025. As noted above, awards vest upon a change in control only at the Committee’s discretion or, if assumed in the transaction upon termination of employment without cause, except in the case of Mr. Capper, in which case the awards would automatically vest upon a change in control.

PROPOSAL 2—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing shareholders with the opportunity to vote on an advisory resolution, commonly known as a “say-on-pay” proposal, to approve the compensation of the Company’s NEOs as disclosed in the CD&A, the compensation tables, and the accompanying narrative disclosures, (see page 15):

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement under the section captioned “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures.

The Compensation Committee is responsible for evaluating and determining the compensation paid to the Company’s NEOs. All components of compensation for the NEOs are then recommended by the Compensation Committee for approval by the Board. As described above in detail in the CD&A, the compensation tables and the accompanying narrative disclosures, the Company’s executive compensation philosophy is based on the belief that competitive compensation is essential to attract and retain highly-qualified executives and motivate them to achieve the Company’s operational and financial goals. The Company’s compensation components seek to reward effective performance relative to the Company’s near-term plans and objectives, promote longer-term focus and help retain key contributors and align the interests of the Company’s executives and shareholders.

The Company conducted an advisory say-on-pay vote at the 2025 annual meeting of shareholders, where 93.2% of the votes cast were in favor of the proposal. The Board and the Committee have considered this advisory vote result, together with the other factors and data discussed in the CD&A in connection with its determination of compensation policies and decisions. The Board and the Committee also considered input received from shareholders, and advice from expert advisors on market trends and other matters. The Committee and the Board determined in 2025 to continue to further strengthen the pay for performance and shareholder interest alignment of the Company’s compensation policies, with 50% of the NEO incentive compensation grants comprised of performance stock units and 15% comprised of stock options in 2025, in addition to the 35% comprised of time-vesting restricted stock units. The Committee and the Board will continue to consider expert advice and shareholder input when making future decisions about executive compensation.

Effect of Vote

While this is a non-binding, advisory vote, the Compensation Committee and the Board intend to take into account the outcome of the vote when considering future executive compensation arrangements.
Vote Required

For this proposal to be approved, votes cast FOR the proposal by the holders of shares represented at the meeting and entitled to vote must exceed the votes cast AGAINST the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL

DIRECTOR COMPENSATION

The Company compensates non-employee directors with a mix of equity and cash. Directors who are full-time Company employees do not receive any compensation for their service as directors or as members of Board committees. The Company compensates non-employee directors at approximately the median of peer practices. The 2016 Plan imposes limits on awards to directors for their service as directors of (i) 125,000 shares granted during any calendar year and (ii) a maximum of $300,000 for any consecutive 12-month period for awards stated as a specific dollar amount.
Equity Compensation

Each non-employee director received an annual grant of a number of restricted shares of Company common stock valued at $170,000 in 2025. In 2025, the Board increased the value of this grant to $210,000 for 2026. The Board usually makes this grant on the date of the annual meeting of shareholders or the first meeting of the Board that follows the annual meeting of shareholders, subject to the share limits in the Plan, and it vests upon the earlier of the next annual meeting or the first anniversary of the grant date. In addition, each non-employee director in their first year of appointment to the Board receives a grant of Company common stock valued at $210,000 prorated for the portion of the year that the director served on the Board prior to their first annual meeting of shareholders.

Director Stock Ownership Guidelines

The Nominating and Corporate Governance Committee has adopted stock ownership guidelines for the Company’s non-employee directors to better align the interests of non-employee directors with shareholders. The guidelines require non-employee directors to own shares of Company common stock with a value equal to or greater than three times their annual gross cash compensation (as defined in the guidelines). Newly elected directors have three years from the date of election to the Board to comply with the ownership guidelines. Shares must be owned directly by the director or the director’s immediate family members residing in the same household, held in trust for the benefit of the non-employee director or the director’s immediate family or owned by a partnership, limited liability company or other entity to the extent of the director’s interest therein (including the interests of the director’s immediate family members residing in the same household) provided that the individual has the power to vote or dispose of the shares. Unexercised stock options (vested or unvested) do not count toward satisfaction of the guidelines.

Cash Compensation

In 2025, the Company also paid the following cash amounts to non-employee directors.

	Chair	Non-Chair Member
Board	$71,000	$50,000
Audit Committee	21,000	11,000
Compensation Committee	16,000	8,500
Nominating and Corporate Governance	12,500	6,500
Ethics and Compliance Committee	12,500	6,500
Non-employee directors are also reimbursed for incidental expenses associated with each Board and/or committee meeting.

2025 DIRECTOR COMPENSATION

The following table provides information concerning compensation of the Company’s non-employee directors who served in 2025.

Name	Fees Earned or Paid in Cash	Stock Awards[1]	Total
M. Kathleen Behrens	$132,987	$168,793	$301,780
James L. Bierman	68,926	168,793	237,719
William A. Hawkins	57,953	168,793	226,746
Cato T. Laurencin	58,240	168,793	227,033
K. Todd Newton	66,786	168,793	235,579
Tiffany P. Olson	53,152	168,793	221,945
Dorothy E. Puhy	55,286	168,793	224,079

1
The amounts shown reflect the grant date fair market values of the awards computed in accordance with FASB ASC Topic 718, “Compensation-Stock compensation.” We provide information regarding the assumptions used to calculate the value of all stock awards made to members of our Board of Directors in Note 11 to the consolidated financial statements included in the 2025 Annual Report.

2	Mr. Sutter has declined all compensation as a non-employee director.
The following table provides information concerning the number of unvested securities held by each director as of December 31, 2025.

Name		RSUs
M. Kathleen Behrens		28,609
James L. Bierman		28,609
William A. Hawkins		28,609
Cato T. Laurencin		28,609
K. Todd Newton		28,609
Tiffany P. Olson		28,609
Dorothy E. Puhy		28,609
Martin P. Sutter	0	—

CEO PAY RATIO

In 2025, we paid total annual compensation to our median employee of $103,278. The total compensation paid in 2025 to our CEO, Mr. Capper, was $7,182,208.

Based on this information, for 2025, the ratio of the annual total compensation of our CEO to the median employee’s annual total compensation was 70 to 1, which is calculated consistent with the SEC regulation and is based on our records and the methodology described below.

The ratio increased from 2024 due to Mr. Capper’s participation in the Company’s equity incentive plan for the first time in 2025. Mr. Capper did not receive an equity award in 2024. Refer to the Summary Compensation Table above for details.

We changed our median employee for 2025 because the median employee identified in 2024 had terminated their employment with the Company. For 2025 we determined our median employee using all income as shown in Form W-2 box 1 for all employees other than the CEO, annualized for the portion of the year that each individual was an employee of the Company, based on information as of December 31, 2025. As permitted by SEC rules, (i) we excluded all ten non-U.S. employees as of December 31, 2025 in determining the median employee. Of the ten non-US employees, eight were located in Japan and two in Canada. The total number of U.S. and non-U.S. employees as of December 31, 2025 was 805.

PAY VERSUS PERFORMANCE

The following table summarizes the total compensation paid to our NEOs versus the performance of the Company for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021.

	Summary Compensation Table Total For			Compensation Actually Paid To
Year	Joseph H. Capper	K. Todd Newton[1]	Timothy Wright[2]	Joseph H. Capper	K. Todd Newton	Timothy Wright	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (Thousands)	Net Sales (Thousands)
									TSR	Comp Peer Group TSR
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$7,182,208	$—	$—	$(14,959,560)	$—	$—	$2,095,753	$304,757	$74.56	$74.87	$48,578	$418,630
2024	1,389,859	—	—	5,120,182	—	—	2,769,174	2,054,675	105.95	72.03	42,419	348,879
2023	20,756,346	295,288	—	36,934,116	487,288	—	2,523,613	3,876,089	96.59	60.96	58,228	321,477
2022	—	1,172,121	4,810,234	—	1,040,121	(2,292,965)	1,773,574	796,402	30.62	61.64	(30,197)	267,841
2021	—	—	4,817,299	—	—	2,226,051	1,798,504	1,220,083	66.52	90.24	(10,285)	242,019

1	Mr. Newton served as our Interim Chief Executive Officer from September 2022 until January 2023.
2	Mr. Wright served as our Chief Executive Officer from May 2019 until September 2022.
3	The names of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows:
(i) for 2025 and 2024: Mr. Rice, Mr. Hulse, Ms. Whitlow and Ms. Maersk-Moller;
(ii) for 2023: Mr. Rice, Mr. Hulse, Ms. Whitlow and Peter M. Carlson (our former Chief Financial Officer);
(iii) for 2022 and 2021: Mr. Carlson, Mr. Hulse, Dr. Robert Stein (our former President, Regenerative Medicine) and Dr. Rohit Kashyap (our former President, Wound Care & Surgical).

The following table summarizes the differences between the Summary Compensation Table and the Compensation Actually Paid for Messrs. Capper, Newton and Wright, as well as the Summary Compensation Table and the Compensation Actually paid to our NEOs:

			Increase (Decrease) due to
Name	Year	Summary Compensation Table Total	Changes in Fair Value of Share-Based Payment Awards	Forfeiture of Share-Based Payment Awards	Compensation Actually Paid
Joseph H. Capper	2025	$7,182,208	$(22,141,768)	$—	$(14,959,560)
	2024	$1,389,859	$3,730,323	$—	$5,120,182
	2023	$20,756,346	$16,177,770	$—	$36,934,116
K. Todd Newton	2023	$295,288	$192,000	$—	$487,288
	2022	$1,172,121	$(132,000)	$—	$1,040,121
Timothy Wright	2022	$4,810,234	$(889,452)	$(6,213,747)	$(2,292,965)
	2021	$4,817,299	$(2,591,248)	$—	$2,226,051
Non-PEO NEOs	2025	$2,095,753	$(1,790,996)	$—	$304,757
	2024	$2,769,174	$(714,499)	$—	$2,054,675
	2023	$2,523,613	$1,522,212	$(169,736)	$3,876,089
	2022	$1,773,574	$(977,172)	$—	$796,402
	2021	$1,798,504	$(578,421)	$—	$1,220,083

The table above shows the relationships between the executive compensation actually paid to the PEOs and our other non-PEO NEOs and our TSR, in general declining as the TSR declined and increasing as the TSR increased, with exceptions largely reflecting one-time sign-on grants of equity awards and lump sum severance payments, among other items. In line with our Compensation Peer Group TSR, our TSR declined from 2021 to 2022, reflecting the market’s reaction to the end of FDA enforcement discretion in May 2021, resulting in our inability to sell certain of our products in the United States, and our unsuccessful Phase 2b KOA clinical trial, as well as poor market conditions for our peers generally. However, in 2023, the Company’s TSR increased substantially, as the Company made a number of changes that strengthened and focused the business, beginning in the latter part of 2022 and continuing through 2024. These changes included:

•the appointment of several members of senior management, including a new CEO, CFO, and COO;
•the strategic realignment of the business, resulting in the disbanding of our Regenerative Medicine business unit and the suspension of all activities related to our KOA program;
•strong commercial execution across all of our sites-of-service, with contributions across our Wound & Surgical product lines;
•the launch of new products to help drive growth in Wound & Surgical, including EPIEFFECT and AMNIOEFFECT; and
•a focus on improving the financial profile of the business,with a particular focus on reduction of general & administrative expenses and making additional changes that would enhance the profitability and free cash flow of the Company.

Our TSR encountered headwinds in 2025, specifically related to the uncertainty surrounding pending changes in Medicare reimbursement relating to certain of its products and the uncertainty that this would have on our business moving forward. The reimbursement changes that were ultimately enacted led to a decrease in the Company’s future anticipated sales. This led to a downward revision to the number of management’s PSUs expected to ultimately vest. This, in concert with decreases in TSR, led to a decrease in compensation actually paid to our executive officers in 2025.

As discussed in the Compensation Governance section above, the Compensation Committee modified the peer group in 2024 for compensation decisions. The change reflects changes to the Company’s business resulting from the June 2023 announcement of the elimination of the Company’s Regenerative Medicine business and to better align the peer group with the Company’s business operations and therapeutic focus.

As a result of the accomplishments made during this period, our executive compensation increased in parallel.
The following table presents the financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs to the Company performance. The measures in this table are not ranked.

Important Financial Performance Measures
Net Sales
Adjusted EBITDA
R&D Goals

Net Sales – Our net sales increased in each period from 2021 though 2025, reflecting a general trend of positive commercial execution over that period. Growth from 2021 to 2022 reflected recovery from the conclusion of the FDA’s period of enforcement discretion. Growth in 2022 to 2023 reflects a renewed focus on our Wound and Surgical enterprise, shifting the Company’s strategy away from Regenerative Medicine and the Company’s late stage pipeline, aided by the introduction of EPIEFFECT in the 2nd half of 2023. While 2024 brought headwinds due to the reimbursement environment, including turnover in our sales force to certain competitors, we were able to stabilize with the acquisition of Celera, which carried a higher reimbursement rate than our existing portfolio, and continue our growth trajectory.

Net sales growth in 2025 resulted from a continuation of this strategy. While we entered 2025 under the belief that reimbursement reform would occur early in the year with the introduction of the LCDs, this reform was delayed and, ultimately, not implemented. In light of these circumstances, we acquired the rights to sell EMERGE in the second quarter of 2025 and launched EPIXPRESS in the second half of 2025; the commercial successes of which allowed the Company to continue to achieve net sales growth.

Generally, our executive compensation increased in likewise fashion. Deviations in this correlation are generally explained by large, non-recurring grants, changes in share price, and fluctuations in future expectations regarding future revenue performance impacting attainment of performance awards.

Adjusted EBITDA – Our Adjusted EBITDA declined from 2021 to 2022, which was expected due, in part, to the end of enforcement discretion as mentioned above, along with other expenses, including higher general and administrative expenses as well as costs associated with the clinical trial and related research and development that we stopped pursing in 2023. However, Adjusted EBITDA grew substantially in 2023 and our executive compensation increased in parallel. In 2024, we continued to deliver a healthy improvement in our Adjusted EBITDA as stronger sales growth and continued expense management resulted in a year-over-year improvement in this profitability metric. While our Adjusted EBITDA continued to grow in 2025, our executive compensation did not increase as in prior years, due to the uncertainty of the Medicare reimbursement environment for our Wound products, which resulted in decreases in our share price and expected vesting of performance awards.

R&D Goals – The Company also set several R&D goals for the business in order to continue to bring new products to the market. In late 2022, we were able to successfully launch two such products for our Wound & Surgical business, and in 2023 and 2024, we also introduced new products to continue our portfolio expansion. We continue to invest in R&D activities with the aim of continuing to innovate, resulting in the launches of additional products in future periods.

Our net income and loss variations from 2021 to 2022 were more reflections of the end of FDA enforcement discretion and other factors, and therefore had less impact on our executive compensation actually paid. From there, our net income took a general, upward trajectory from 2022 through 2025 (with 2023 net income being impacted by a significant, non-recurring income tax benefit), a trend which generally correlated with executive compensation.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Company’s equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders[1]	5,878,354	3	$0.97	14,919,867
Equity compensation plans not approved by security holders[2]	7,188,400	4	1.94	—
Total	13,066,754		$1.50	14,919,867

1	Includes the Company’s 2016 Plan and the MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan.
2	Includes options granted to Messrs. Capper and Rice as an inducement to their hiring.
3	Included in this number of securities is 3,964,998 RSUs and 1,240,395 PSUs. The weighted-average exercise price of outstanding options, warrants and rights (excluding RSUs and PSUs) is $8.46
4	Included in this number of securities is 32,400 RSUs and 3,462,000 PSUs. The weighted-average exercise price of outstanding options, warrants and rights (excluding RSUs and PSUs) is $3.77.
AUDIT MATTERS
Appointment of Deloitte & Touche LLP

On February 18, 2026, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Neither the Company, nor anyone acting on its behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (as those terms are defined in Item 304(a)(1) of Regulation S-K).

Shareholders are being asked to ratify the Board’s appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 at the Annual Meeting. A representative of Deloitte is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Independent Auditor Fees and Services
The Audit Committee’s duties include pre-approving audit and non-audit services provided to the Company by the Company’s independent registered public accounting firm, Deloitte. All of the services in respect of 2025 and 2024 under the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees categories below were pre-approved by the Audit Committee.

	Year Ended December 31,
Type of Fee	2025	2024
Audit Fees[1]	$1,733,500	$1,645,000
Audit-Related Fees		—
Tax Fees	—	10,000
All Other Fees	1,875	1,875

1
This category includes fees for the audit of the Company’s annual financial statements, reviews of financial statements included in its Quarterly Reports on Form 10-Q, and a consent in connection with the Company’s Form S-8 registration statement.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filing by the Company under the Securities Act of 1933, as amended, (the “Exchange Act”) except to the extent that the Company incorporates it by specific reference.

Management is responsible for the preparation, presentation and integrity of financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The purpose of the Audit Committee is to assist the Board in its duty to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and internal control over financial reporting.

On February 18, 2026, the Audit Committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2026.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 with management and Deloitte. It also reviewed and discussed with Deloitte: (1) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “Commission”); (2) Deloitte’s judgments as to the quality of the accounting principles applied in the Company’s financial reporting; (3) written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence; and (4) Deloitte’s independence. The Audit Committee also met with management periodically during 2025 to consider the adequacy of the Company’s internal control over financial reporting and the quality of its financial reporting and discussed these matters with Deloitte and with appropriate Company financial personnel and internal auditors.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the Commission.

Submitted by the Audit Committee of the Board of Directors:

James L. Bierman, Chair
M. Kathleen Behrens
Dorothy Puhy

April 29, 2026

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2026. Shareholders are being asked to ratify this appointment.

The Board and the Audit Committee believe that the continued retention of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

A representative of Deloitte is expected to be present at the virtual Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Effect of Vote
In the event our shareholders fail to ratify the selection, the Audit Committee and Board will reconsider whether to continue to retain Deloitte for the fiscal year ending December 31, 2026. In view of the process and expense involved in changing the independent registered public accounting firm on short notice, if the shareholders do not ratify the selection of Deloitte, it is contemplated that the appointment of Deloitte will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Audit Committee select another independent registered public accounting firm for the following year.

Vote Required
For this proposal to be approved, votes cast FOR the proposal by the holders of shares present and entitled to vote must exceed the votes cast against the proposal. Abstentions will have no effect on the outcome of this proposal. Because this is considered a routine proposal, we do not expect any broker non-votes on this matter.

THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND
THAT YOU VOTE FOR THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of April 14, 2026 regarding the Company’s capital stock, beneficially owned by each person known to the Company to beneficially own more than 5% of the outstanding shares of Company common stock, each NEO, each director, and all directors and executive officers as a group. Unless otherwise indicated below, the address of those identified in the table is c/o MiMedx Group, Inc., 1775 West Oak Commons Court, NE, Marietta, Georgia 30062. The percentage of beneficial ownership is based on 148,945,731 shares of Company common stock outstanding on April 14, 2026.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership[1]
BlackRock, Inc.[2]	9,603,653	6.4%
Falcon Fund 2 Holding Company, L.P.[3]	28,195,249	18.9%

NEOs, Executive Officers, and Directors
M. Kathleen Behrens, Ph.D.[4]	212,771	*
James L. Bierman[5]	212,771	*
Joseph H. Capper[6]	1,254,635	*
William A. Hawkins[7]	204,018	*
William F. Hulse IV8	407,635	*
Cato T. Laurencin[9]	181,923	*
Kimberly Maersk-Moller[10]	121,924	*
K. Todd Newton[11]	412,771	*
Tiffany Olson[12]	57,597	*
Dorothy Puhy[13]	57,597	*
Doug Rice[14]	292,844	*
Martin P. Sutter[15]	500	*
Ricci S. Whitlow[16]	328,754	*
Total Directors and Executive Officers (13 persons)	3,745,740	2.5%

*	Less than 1%
1
The beneficial ownership set forth in the table is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” of a security means that a person has or shares the power, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, (a) to vote or direct the voting of a security, or (b) to dispose of or direct the disposition of a security. Shares of common stock that may be acquired by an individual or group within 60 days of April 13, 2026, pursuant to the conversion of preferred shares, exercise of options or warrants, vesting of restricted shares or RSUs or otherwise, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in the footnotes to this table, we believe that the stockholders named in the tables that follow have sole voting and investment power with respect to all shares of Company common stock shown to be beneficially owned by them, based on information provided to us by them.

2
BlackRock, Inc. filed a Schedule 13G/A on November 8, 2024 with the SEC that indicated, among other things, that, as of September 30, 2024, BlackRock, Inc (i) had sole voting power over 9,355,812 shares of Company common stock and (ii) had sole dispositive power over 9,603,653 shares of Company common stock. The address of the principal office of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

3
Falcon Fund 2 Holding Company, L.P filed a Schedule 13D/A on December 27, 2023 with the SEC that indicated, among other things, that, as of December 22, 2023, Falcon Fund 2 Holding Company, L.P had (i) sole voting power over 28,195,249 shares of Company common stock and (ii) sole dispositive power over 28,195,249 shares of Company common stock. Common Stock held of record by Falcon Fund 2 Holding Company, L.P., a partnership controlled by EW Healthcare Partners. EW Healthcare Partners Fund 2-UGP, LLC, the general partner of Falcon Fund 2 Holding Company, L.P., may also be deemed to have sole voting and investment power with respect to the shares of Company common stock underlying the Series B Preferred Stock. EW Healthcare Partners Fund 2-UGP, LLC, in a Schedule 13D filed on July 13, 2020 by it, Falcon Fund 2 Holding Company, L.P., Martin P. Sutter, Scott Barry, Ronald W. Eastman, Petri Vainio and Steve Wiggins, each a manager and collectively the managers of EW Healthcare Partners Fund 2-UGP, LLC (the “EW Schedule 13D”), disclaimed beneficial ownership of such shares of Company common stock except to the extent of its or his pecuniary interest therein. Similarly, each of the managers may be deemed to exercise shared voting and investment power with respect to such shares, and in the EW Schedule 13D each manager disclaimed beneficial ownership of such shares of Company common stock except to the extent of his pecuniary interest therein. The address of the principal office of Falcon Fund 2 Holding Company, L.P is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

4	Includes 28,609 time-based restricted stock units scheduled to vest within 60 days of April 14, 2026.
5	Includes 28,609 time-based restricted stock units scheduled to vest within 60 days of April 14, 2026.
6	Includes options to purchase 944,341 shares of the Company common stock exercisable within 60 days of April 14, 2026.
7	Includes 28,609 time-based restricted stock units scheduled to vest within 60 days of April 14, 2026.
8	Includes options to purchase 44,993 shares of Company common stock exercisable within 60 days of April 14, 2026.
9	Includes 28,609 time-based restricted stock units scheduled to vest within 60 days of April 14, 2026.
10	Includes options to purchase 28,775 shares of Company common stock exercisable within 60 days of April 14, 2026.

11	Includes 28,609 time-based restricted stock units scheduled to vest within 60 days of April 14, 2026
12	Includes 28,609 time-based restricted stock units scheduled to vest within 60 days of April 14, 2026
13	Includes 28,609 time-based restricted stock units scheduled to vest within 60 days of April 14, 2026
14	Includes options to purchase 91,499 shares of Company common stock exercisable within 60 days of April 14, 2026.
15
Mr. Sutter is a manager of EW Healthcare Partners Fund 2-UGP, LLC and has disclaimed beneficial ownership of such shares of Company common stock except to the extent of its or his pecuniary interest therein. Mr. Sutter is deemed to own 500 shares of common stock held by his spouse.

16	Includes options to purchase 44,499 shares of Company common stock exercisable within 60 days of April 14, 2026.
OTHER MATTERS
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that all required filings during the year ended December 31, 2025 were made on a timely basis.

Proxy Solicitation Costs

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board. These expenses will include, among others, the costs of preparing, assembling, printing and mailing the proxy materials to shareholders of record and reimbursement paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions. Proxies may be solicited through the mail, in person, by telephone or via email.

Shareholder Proposals and Director Nominations for the 2027 Annual Meeting of Shareholders

The Company does not know at this time when it will hold the 2027 annual meeting of shareholders.

For any nomination or other business to be properly brought before the 2027 annual meeting by a shareholder, the nomination or other business must be permitted by law, the Articles of Incorporation, as amended, and the Company’s Bylaws, and the shareholder must give timely valid written notice thereof to the Secretary of the Company. To be timely, a shareholder’s notice must set forth all information required by the Bylaws and must be received by the Secretary of the Company at the principal executive office of the Company not later than 90 days nor earlier than 120 days before the first anniversary of the date of the 2026 Annual Meeting (i.e., no earlier than February 10, 2027 and no later than March 12, 2027); provided, however, that in the event that the date of the 2026 Annual Meeting is more than 30 days earlier or later than 60 days after such anniversary, in order for notice by the shareholder to be timely, such notice must be so delivered no more than 190 days prior to the 2026 Annual Meeting nor less than the later of (A) 90 days prior to the date of the 2027 annual meeting of shareholders and (B) the 10th day following the day on which public announcement of the date of the 2027 annual meeting of shareholders is first made. The public announcement of the postponement or adjournment of the 2027 annual meeting of shareholders will not commence a new time period for the giving of a shareholder’s notice as described above.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act by the deadline prescribed by such rule.

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, shareholders who wish to submit proposals for inclusion in the Company’s proxy statement for the 2027 annual meeting of shareholders must submit such proposals to the Company’s Secretary at the principal executive office of the Company by December 30, 2026.

To nominate a director nominee for inclusion in the Company’s proxy statement for the 2027 annual meeting of shareholders pursuant to the Company’s “proxy access” bylaw, the nominating shareholder must give timely valid written notice thereof to the Secretary of the Company. To be timely, a shareholder’s notice must set forth all information required by the Bylaws, and must be received by the Secretary of the Company at the principal executive office of the Company no earlier than 150 days and no later than 120 days before the first anniversary of the date that the Company delivered its proxy statement for the 2026 Annual Meeting (i.e., no earlier than November 30, 2026 and no later than December 30, 2026); provided, however, that if (and only if) the 2027 annual meeting of shareholders is not scheduled to be held within a period that commences 30 days before the anniversary date of the 2026 Annual Meeting and ends 30 days after such anniversary date (an annual meeting of the shareholders date outside such period being referred to herein as an “Other Meeting Date”), the notice must be given by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the 10th day following the date such Other Meeting Date is first publicly announced or disclosed.

Householding of Proxy Materials

We may deliver only one copy of this Proxy Statement to shareholders residing at the same address unless contrary instructions have been received from one or more of the affected shareholders. This is known as “householding.” We do this to reduce costs and preserve resources. Upon oral or written request, we will promptly deliver a separate copy to any shareholder residing at an address to which only one copy was mailed. Shareholders of record residing at the same address that have received multiple copies of this Proxy Statement may contact our mailing agent, Broadridge, to request that only a single copy of our proxy statement be mailed in the future. Contact Broadridge by phone at 1-800-690-6903 or by mail at 51 Mercedes Way, Edgewood, NY 11717.

If you participate in householding and wish to receive a copy of this Proxy Statement, please contact Broadridge as indicated above. Beneficial shareholders can request information about householding from their nominee.

Additional Information

Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

APPENDIX A

RECONCILIATION OF NON-GAAP MEASURES
The Company uses certain Non-GAAP measures in evaluating business performance. We believe that the presentation of these measures provides important supplemental information to management and investors regarding our performance. These Non-GAAP measures are not a substitute for GAAP measurements.
Adjusted EBITDA
Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation, (ii) amortization of intangibles, (iii) interest expense, net, (iv) income tax provision, (v) share-based compensation, (vi) investigation, restatement and related expenses, (vii) impairment of intangible assets, (viii) transaction-related expenses, (ix) strategic legal and regulatory expenses, (x) expenses related to disbanding of the Regenerative Medicine business unit and (xi) reorganization expenses.
Company management uses Adjusted EBITDA as an aid in monitoring our ongoing financial performance from quarter-to-quarter and year-to-year on a regular basis and for benchmarking against comparable companies.
These non-GAAP financial measures reflect the exclusion of the following items:
•Share-based compensation expense - expense recognized related to awards to various employees pursuant to our share-based compensation plans.
•Investigation, restatement and related expense - expenses incurred toward the legal defense of the Company and advanced on behalf of certain former officers and directors, net of negotiated reductions and settlements of amounts previously advanced, related to certain legal matters.
•Impairment of intangible assets - reflects the impairment of intangibles. This expense is reflected in the line of the same name in our unaudited condensed consolidated statements of operations.
•Transaction-related expenses - reflects expenses incrementally incurred resulting from the consummation of material strategic transactions or the integration of acquired assets or operations into our core business.
•Strategic legal and regulatory expenses - With respect to the three months and year ended December 31, 2024, this relates to litigation and regulatory expenses. Litigation expenses incurred relate to suits filed against former employees and their employers for violation of non-compete and non-solicitation agreements and related matters. Regulatory expenses relate to legal fees incurred stemming from action taken against the United States Food & Drug Administration ("FDA") surrounding the designation of one of our products.
•Expenses related to the Disbanding of Regenerative Medicine - incremental expenses recognized or incurred directly as a result of our announcement to disband our Regenerative Medicine segment.
•Reorganization expenses - reflects severance expense incurred arising from separations from certain officers of the Company.

The following table reconciles GAAP Net Income to Adjusted EBITDA (amounts in thousands):

	Year Ended December 31,
	2025		2024
Net Income	$48,578		$42,419
Non-GAAP Adjustments:
Share-based compensation	16,396		16,933
Income tax provision	17,684		15,296
Amortization of intangible assets	12,617		3,762
Strategic legal and regulatory expenses	9,185		2,806
Interest (income) expense, net	(2,933)		1,006
Depreciation expense	2,264		2,279
Reorganization expense	1,029		—
Transaction related expenses	902		612
Investigation, restatement and related expenses	—		(8,698)
Impairment of intangible assets	—		446
Expenses related to disbanding of Regenerative Medicine business unit	—		(421)
Adjusted EBITDA	$105,722	$—	$76,440
Net Sales	$418,630		$348,879
Adjusted EBITDA Margin	25.3%		21.9%

Free Cash Flow
Free Cash Flow is calculated as GAAP Cash Flows from Operating Activities less Capital Expenditures, including Purchases of Equipment.
A-1

We use Free Cash Flow as a measure of our operational liquidity, specifically our ability to generate cash in excess of investments into our business.
The following table reconciles GAAP Cash Flows from Operating Activities to Free Cash Flow (amounts in thousands):

	Year Ended December 31,
	2025		2024
Net cash flows provided by operating activities	$74,003		$66,198
Capital expenditures, including purchases of equipment	(1,033)		(1,683)
Free Cash Flow	$72,970	$—	$64,515

A-2

MIMEDX GROUP, INC.
1775 WEST OAK COMMONS CT. NE
MARIETTA, GA 30062

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MDXG2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96916-P51166

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MIMEDX GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Joseph H. Capper	☐	☐	☐
1b. James L. Bierman	☐	☐	☐
1c. William A. Hawkins, III	☐	☐	☐
1d. K. Todd Newton	☐	☐	☐
1e. Tiffany Olson	☐	☐	☐
1f. Dorothy Puhy	☐	☐	☐
1g. Martin P. Sutter	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. Advisory approval of executive compensation.	☐	☐	☐
3. Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

Note: The proxies will vote in their discretion regarding such other business as may properly come before the meeting or any adjournment or any postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V96917-P51166

MIMEDX GROUP, INC.
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Shareholders
June 10, 2026, 9:00 A.M. Eastern Time

The shares represented by this proxy will be voted as specified herein by the shareholder when instructions are given in accordance with the procedures described herein and in the accompanying proxy statement. If no specification is made, all shares will be voted "FOR" the election of directors and the approval of the proposals set forth in the proxy statement.

The shareholder represented herein appoints William F. Hulse IV and Kendall Lioon, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies, with the full power of substitution and revocation, to vote all shares of common stock entitled to be voted by said shareholder at the Annual Meeting of Shareholders of MiMedx Group, Inc. to be held virtually at www.virtualshareholdermeeting.com/MDXG2026 on June 10, 2026, at 9:00 A.M. Eastern Time, and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given.

Shareholders may revoke this proxy at any time prior to the vote at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above.

Continued and to be signed on reverse side